UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

TACTICAL AIR DEFENSE SERVICES, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-79405 (Commission File Number)	88-0455809 (IRS Employer Identification No.)

5501 Airport Drive, Denison Texas 75020 Telephone No.: (903) 786-5300 (Address and telephone number of Registrant's principal executive offices and principal place of business)
1550 Ostler Court, Vancouver, British Columbia, Canada V7G-2P1 (Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Forward Looking Statements

This Current Report Form 8-K/A and other reports filed by Tactical Air Defense Services, Inc. (“TADS”), a Nevada corporation from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the management of TADS as well as estimates and assumptions made by TADS management. When used in the filings the words “may”, “will”, “should”, “estimates”,  “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to TADS or its management, identify forward looking statements. Such statements reflect the current view of TADS and with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to TADS, its ability to identify F-16 and other fourth generation aircraft that can be acquired, its ability to raise capital to acquire, lease and operate these F-16 or other fourth generation aircraft, its ability to acquire, lease and operate air-to-air tanker refueling aircraft, its ability to complete and maintain parts, safety and maintenance programs that will be acceptable to the government contracting parties that it does business with, its ability to procure and fulfill government contracts, and its results of operations and any businesses that may be acquired by TADS. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although TADS believes that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with TADS’s pro forma financial statements and the related notes that will be filed herein.

Amendment and Restatement of Current Report on Form 8-K/A, Filed December 21, 2006, (Date of Event December 15, 2006)

This Current Report on Form 8-K/A amends, restates and replaces in its entirety, the Current Report on Form 8-K/A of TADS filed on December 21, 2006 except the financial statements and exhibits thereto, which are incorporated by reference herein, and is being filed to enclose as an exhibit hereto, a letter from TADS’s former accountants agreeing to the statements herein (See Item 4.01).

Table of Contents

Item No.	Item Heading	Page No.
1.01	Entry into a Material Definitive Agreement	2
2.01
Completion of Acquisition or Disposition of Assets
Assets Acquired
Consideration Paid for AeroGroup Assets Acquired
Material Agreements Assumed and Entered Into
Amendment To Asset Purchase Agreement
Material Relationships
		2 2 3 4 11 11
2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	12
3.02	Unregistered Sales of Equity Securities	12
4.01	Changes in Registrant's Certifying Accountant	12
5.01	Changes in Control of Registrant	13
5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	13
5.03	Amendment to Articles of Incorporation	13
5.06
Change in Shell Company Status
Description of Business
Government Regulation
Management Discussion and Analysis of Plan of Operations
Properties
Risk Factors
Security Ownership of Certain Beneficial Owners and Management
Management
Executive Compensation
Certain Relationships and Related Transactions
Market For Common Equity And Related Stockholder Matters
Description of Securities
		14 14 20 21 24 26 33 34 35 35 37 39
9.01	Financial Statements and Exhibits	40

Item 1.01 Entry into a Material Definitive Agreement and Amendment of Material Definitive Agreement

See “Material Agreements” ,“Material Relationships” and “Amendment To Asset Purchase Agreement” under Item 2.01 below, which are incorporated herein by reference.

All references in this Form 8-K/A, references to the “Company,” “we,” “our,” or “us,” ” refer to TADS and its subsidiaries as constituted subsequent to the AeroGroup Acquisition, except where the context makes clear that the reference is only to TADS. Information about the Company and the principal terms of the AeroGroup Acquisition (as defined below) are set forth below.

This report amends and restates in its entirety the Current Report on Form 8-K of TADS filed on December 15, 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 15, 2006 (the “Closing Date”), TADS and three of its wholly-owned subsidiaries, Resource Financial Aviation Holdings Inc., OneSource Aviation Acquisition Inc. and Genesis Aviation Acquisition Inc., each a Nevada corporation (the “TADS Subsidiaries” and, collectively with TADS, the “Company”) acquired substantially all of the assets (the “AeroGroup Assets”) of AeroGroup Incorporated, a Utah corporation, and its three wholly-owned subsidiaries, OneSource Acquisition, Inc., Genesis Acquisition, Inc. and Resource Financial Holding Acquisition, Inc., each a Delaware corporation (the “AeroGroup Subsidiaries” and, collectively with AeroGroup Incorporated, “AeroGroup”), pursuant to an Asset Purchase Agreement dated July 14, 2006, as amended (the “Asset Purchase Agreement”) and in consideration of the acquisition issued stock and assumed certain indebtedness and other obligations under various warrants, a real property sublease, government and non-government aviation contracts and certain other contracts of AeroGroup (the “AeroGroup Acquisition”).

As a result of this transaction there is a change of control of TADS and, we are deemed to be the legal surviving acquirer in the AeroGroup Acquisition and therefore, the assets and liabilities and historical operations of AeroGroup prior to the Closing Date of the acquisition will be reflected in our financial statements and will be recorded at the historical cost basis of AeroGroup.

Incorporation By Reference

 A description of the business being acquired, important risk factors, and other relevant information relating to the acquisition is set forth herein and in Items 5.01, 5.06 and 5.03 below, the provisions of which are incorporated herein by reference.

Assets Acquired

The AeroGroup Assets include:

•
Two MiG 29 “Fulcrum” fighter aircraft, which were appraised in late 2005 at $2,800,000 each (pre-modification) which are located in the Ukraine and are being prepared to be shipped to the United States;

•	Four Singer Link tactical jet simulators, and related equipment, recently appraised in late 2005 $285,000 each (pre-modification) located at the Company’s facility at the Grayson County Airport;

•	Assignments of copyrights to a specialized F-16 Fighter Aircraft training course syllabus, specially created by AeroGroup for training pilots to use this aircraft’s Flight Control Navigation Panel;
•
Assignments of provisional applications for utility patents filed relating to methods of operational training uses of fighter aircraft by civilian corporations of these type of military aircraft for training of military personnel, specifically F-16, Pat. Pend. 60805870; Kfir, Pat. Pend. 60805885; A-4 Skyhawk, Pat Pend. 60805877; and MiG 29, Pat Pend. 60805888;

•	Assignment of a Federal Aviation Administration issued license as an Aircraft Dealer;
•
Rights as assignee under three subcontracts and one contract to provide combat, primary and other flight training, as well as training research, in the F-16 and various other types of aircraft to military personnel of the U.S. Armed Forces and to the armed forces of certain NATO aligned countries (the “Training Contracts”);

•	Assignment of a sublease of facilities at the Grayson County Airport in Grayson, Texas, including aircraft hangars, land and office space; and
•	Assignment of an option to enter into an exclusive agreement with Air Support Systems, LLC, to lease IL-78 tanker aircraft which are used primarily in air-to-air refueling operations.

It is intended that the AeroGroup Assets will be used by the Company in connection with both “basic flight training” and “combat flight training” of military pilots. The Company will use the MiG’s and other assets to provide U.S. and NATO military pilots with a “real life” opportunity to train against threat-type aircraft whose performance and flight characteristics are superior in some respects to those of U.S. and NATO fighter aircraft.

Additionally, simultaneously with the acquisition of AeroGroup Assets, TADS has entered into an option agreement with Air Support Systems, LLC, granting TADS the right to lease IL-78 tanker aircraft (the “Tanker Lease Option”).

Consideration Paid For AeroGroup Assets Acquired

The consideration paid to AeroGroup for the assets consisted of:

•  14,989,800 shares of restricted common stock of TADS, par value $.001 (the “Common Stock”);

•  the assumption of AeroGroup’s convertible indebtedness with an outstanding aggregate principal balance of approximately $9 million on the closing date (the “Convertible Notes”);

•  the assumption of AeroGroup’s obligations under certain outstanding warrants exercisable into 23,553,437 shares of Common Stock as of the Closing Date (the “Warrants”);

•  the assumption of AeroGroup’s obligations to issue shares to a former employee and to or to a former consultant; and

•  the assumption of AeroGroup’s obligations under assumed contracts, the Tanker Lease Option and the property and hangar sublease at the Grayson County Airport which was used by AeroGroup prior to our acquisition.

Material Agreements Assumed and Entered Into

As consideration for the AeroGroup Assets acquired in the AeroGroup Acquisition, TADS assumed notes, warrants and contracts and entered into certain other material agreements, each effective as of the Closing Date, as follows:

•
Cambar Note. TADS assumed a promissory note dated December 30, 2005, held by Cambar Associates, Inc. in the initial principal amount of $2,200,000, plus interest at the rate of eight percent (8%) per year (the “Cambar Note”). On the Closing Date the Cambar Note had an outstanding balance of $2,331,638. Accrued and unpaid interest on the Cambar Note is payable every six months. The entire outstanding principal balance and accrued and unpaid interest on the Camber Note is due December 30, 2008. The outstanding balance of the Cambar Note may become immediately due and payable upon the occurrence of any event of default, including the failure of the borrower to make payment when due, the borrower’s seeking relief under the bankruptcy code, or if an involuntary petition in bankruptcy or receivership is not vacated within 30 days. Pursuant to an assumption and novation agreement between TADS and Cambar entered into in connection with the AeroGroup Acquisition, the Cambar Note is convertible into Common Stock at a conversion rate of $.50 per share but only during the one month period prior to the due date of December 30, 2008.

•
Secured Daniels Note. TADS assumed a promissory note dated June 30, 2006 held by Mark Daniels in the initial principal amount of $1,100,000, plus interest at the rate of 12% per year (the “Secured Daniels Note”). On the Closing Date, the Secured Daniels Note had an outstanding balance of $1,369,063.  The Secured Daniels Note is payable beginning July 1, 2008 in 36 equal monthly installments of principal in the amount of $30,555, plus accrued and unpaid interest. The outstanding balance of the Secured Daniels Note may come immediately due and payable upon the occurrence of any event of default, including dissolution of TADS or any TADS Subsidiary; default in the payment when due of principal, interest or other amount payable; the filing of a voluntary or involuntary petition in bankruptcy; the appointment or the filing of an application or appointment of a receiver, trustee, liquidator or committee; and the making of an assignment for the benefit of creditors by or against TADS or any TADS Subsidiary. The Secured Daniels Note is secured by a first lien on TADS’ assets, including its stock in the TADS Subsidiaries. The outstanding principal and interest on the Secured Daniels Note is convertible into Common Stock of TADS at any time at a conversion price of $.50 per share, with no anti-dilution provisions.

•
Security Agreements Related to Secured Daniels Note. The TADS Subsidiaries guaranteed the Secured Daniels Note and TADS and each of the TADS Subsidiaries entered into security agreements with Mark Daniels to secure the payment and performance of the Secured Daniels Note and granting a security interest in certain of TADS’ assets including, all goods, equipment, inventory, general intangibles, contracts and securities. In the event of a default in the payment of the Secured Daniels Note, the Asset Purchase Agreement or in any of TADS’ obligations under the security agreements, Mr. Daniels may enforce his rights against the collateral, including foreclosing his security interest.

•
Investor Notes. TADS assumed promissory notes in the original aggregate principal amount of (i) $1,445,599.24 to Sprout Investments, LLC, (ii) $1,433,119.62 to Gary Fears, (iii) $160,000.00 to Ron Topper, (iv) $20,000.00 to Dilair, Inc. and (v) $366,602.04 to Mark Daniels (collectively, the “Investor Notes”). The Investor Notes were issued in conjunction with warrants which have also been assumed by TADS, as set forth below. On the Closing Date, the Investor Notes had an aggregate outstanding principal balance of approximately $3.5 million. Interest on the Investor Notes accrues at 12% per year and is payable quarterly in arrears, with the outstanding principal and interest balance due and payable on the third anniversary of each note. The outstanding balance of each Investor Note may come immediately due and payable upon the occurrence of any event of default, including the non-payment by the borrower when due, or upon a material breach of the other provisions of each Investor Note that is not cured a reasonable time after notice. The Investor Notes grant “piggy-back” registration rights to the holders whenever the Company files a registration statement other than on Form S-4 or Form S-8 and, if such registration statement does not include shares underlying the Investor Notes, the holders thereof are entitled to a penalty equal to 2% of the principal amount of its Investor Note per month until registered or otherwise tradable under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”). The Investor Notes are convertible into shares of Common Stock at the conversion price of $.15 per share, except the Investor Note held by Dilair which is convertible at the rate of $.50 per share. There is no provision for anti-dilution in these notes. The Investor Notes provide for a limitation on conversion such that the holder may not convert the Investor Notes held by such holder to the extent that the conversion thereof would result in said holder having beneficial ownership of TADS Common Stock that exceeds 4.9% of the outstanding shares of the TADS Common Stock, when combined with all other shares held or acquirable within 60 days by such converting holder. This provision can be waived by the holder after 60 days' advance notice to TADS. The holders of the Investor Notes have waived any default penalties or remedies under the Investor Notes and related warrants, relating to any default or anti dilution adjustment that would have otherwise occurred through January 31, 2007, and have waived any damages relating to the failure to register their shares prior to such time. The initial principal amount and date of issuance of each of the Investor Notes is as follows:

Investor Notes to Sprout Investments, LLC Assumed by TADS

Initial Principal Amount	Issuance Date
$866,199.24	04/01/2003
50,000.00	04/01/2003
50,000.00	07/11/2003
20,000.00	11/05/2003
55,000.00	12/04/2003
5,000.00	01/25/2004
225,000.00	04/12/2004
20,000.00	07/08/2004
4,300.00	08/27/2004
4,300.00	08/31/2004
25,000.00	12/08/2004
5,800.00	03/22/2005
50,000.00	06/01/2005
60,000.00	10/10/2005
5,000.00	01/25/2006

Investor Notes to Gary Fears Assumed by TADS

Initial Principal Amount	Issuance Date
62,500.00	05/31/2002
125,000.00	05/31/2002
25,000.00	06/05/2002
32,500.00	06/12/2002
5,000.00	06/12/2002
50,000.00	04/05/2005
50,000.00	04/13/2004
25,000.00	10/22/2004
55,140.00	11/04/2004
35,000.00	11/16/2004
38,525.00	12/23/2004
25,000.00	01/19/2005
45,000.00	02/09/2005
14,668.77	03/01/2005
17,000.00	03/01/2005
40,000.00	03/11/2005
50,000.00	04/15/2005
97,500.00	11/11/2005
20,000.00	04/29/2005
50,000.00	05/06/2005
110,000.00	05/13/2005
50,000.00	06/03/2005
25,000.00	06/09/2005
2,500.00	06/13/2005
32,000.00	08/03/2005
9,000.00	08/15/2005
425.00	08/16/2005
3,991.00	08/29/2005
1,815.00	09/09/2005
6,130.00	09/27/2005
5,364.85	10/12/2005
15,000.00	10/27/2005
5,000.00	11/15/2005
5,000.00	11/18/2005
4,000.00	11/23/2005
150,000.00	12/30/2005
10,000.00	1/12/2006
100,000.00	2/08/2006
6,000.00	2/10/2006
5,000.00	2/17/2006
5,000.00	2/17/2006
16,000.00	2/21/2006
5,000.00	2/27/2006
20,000.00	3/01/2006
13,597.00	3/09/2006
1,463.00	3/09/2006
13,000.00	3/15/06

Other Investor Notes Assumed by TADS

Holders	Initial Principal Amount	Date(s)
Mark Daniels	$366,602.04	4/1/03 through 11/12/05
Ron Topper	$160,000.00	12/05
Dilair, Inc.	$20,000.00	1/06

•
Davenport Reserve Holding, LLC, Debenture. TADS assumed a convertible debenture issued to Davenport Reserve Holding, LLC in the original principal amount of $422,176, plus interest at the rate of 8% per annum. Interest and principal is payable on the debenture on April 18, 2009. The debenture is convertible into shares of common stock at the rate of $.45 per share. The debenture does not contain an anti-dilution adjustment. It may be prepaid in full on 90 days’ notice, provided that the debenture has not been converted by the prepayment date. The holder may require prepayment in full in the event of an underwritten public offering of securities by TADS resulting in gross proceeds of $5,000,000 or more. The debenture contains covenants which must be observed by TADS, including prohibition against distribution to shareholders by TADS and the TADS Subsidiaries; prohibition against borrowing or guarantying any persons indebtedness or other obligation except for indebtedness or guarantees existing at the time of the debenture, trade payables, borrowings or guarantees made in the ordinary course of business and borrowings for general corporate purposes or borrowings to repay the debenture. The outstanding balance of the debenture may be accelerated upon an event of default, including, failure to pay principal and interest when due, failure to convert when requested by holder, breach of covenants, appointment of a receiver or trustee or assignment for the benefit of creditors by TADS or any subsidiary, filing of an un-vacated or stayed judgment in excess of $200,000, bankruptcy by TADS or a TADS Subsidiary, or institution of a proceeding against any of them not dismissed in 60 days. At the option of the holder, a merger or consolidation of TADS may be treated either as an event of default or the holder may elect to convert the note into shares of the surviving entity. In October of 2006 Davenport Reserve Holdings, LLC acquired at an additional promissory note in the principal amount of $77,645 under similar terms. (See “Notes Issued in October 2006”).

•
Notes Issued in October 2006. TADS assumed convertible notes in the aggregate principal amount of $563,217, issued to SilverLeaf Capital, Inc., Davenport Reserve Holdings, LLC, Sprout Investments, LLC, Gary Fears, Air Support Systems and Dilair, Inc. which were issued between October and November of 2006 and all of which are due on October 19, 2009 (the “Additional Notes”). The Additional Notes were issued in connection with warrants to the investors therein. The Additional Notes (other than the one issued to Davenport Reserve Holdings, LLC) accrue interest at the rate of 12% per year and principal and interest on the Additional Notes is due and payable on October 19, 2006. The Additional Notes are identical in all material respects to the Investor Notes, except that they are convertible at $1.00 per share, except for the Additional Notes to SivlerLeaf Capital, Inc. and Davenport Reserve Holding, LLC which are convertible at a price of $0.45 per share and they specifically contemplate the assumption of said notes by TADS pursuant to the AeroGroup Acquisition. In an event of default, the Conversion Price of the Additional Notes (other then the note issued to Davenport) is automatically reduced to the lesser of $1.00 per share or 50% of the average trading price during the 5 day period immediately prior to any conversion, with a minimum conversion price of  $.15. The Additional Notes grant the holders “piggy-back” registration rights. If the borrower does not register the holder’s stock when required, it will be obligated to pay liquidated damages each month of 1% of the initial principal amount until the shares are registered for resale or are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

•
Warrants Issued In Conjunction With Investor Notes and Additional Notes. TADS assumed warrants to acquire stock in AeroGroup, which warrants were issued in connection with the issuance of the Investor Notes and the Additional Notes. These warrants will now be exercisable for the acquisition of TADS Common Stock. The warrants issued in conjunction with the Investor Notes (the “Investor Warrants”) will become exercisable into shares of TADS Common Stock at an exercise price of $.15 per share for the (with the exception of the warrant issued to Dilair which is exercisable at $.50 per share) and the warrants issued in conjunction with the Additional Notes (the “Additional Warrants”) will be exercisable at $1.00 per share, with the exception of the notes issued to SilverLeaf Capital LLC, which will become exercisable into TADS Common Stock at $.45 per share. These warrants are afforded certain anti-dilution protection in the event of share issuances that are dilutive to the warrant holders. These warrants all provide for a limitation on exercise such that the holder may not exercise the warrants held by such holder to the extent that the exercise thereof would result in said holder having beneficial ownership of TADS Common Stock that exceeds 4.9% of the outstanding shares of the TADS Common Stock, when combined with all other shares held or acquirable within 60 days by such converting holder. This provision can be waived by the holder after 60 days' advance notice to TADS. The warrants are immediately exercisable and have a warrant exercise term of five years. The Investor Warrants obligations assumed are as follows:

Investor Warrants issued to Sprout Investments, LLC
Becoming Exercisable at $.15 per share of TADS Common Stock

	Issuance Date	Warrant Shares (AeroGroup)	Warrant Shares (TADS)
	04/01/2003	288,733,080	5,774,662
	04/01/2003	16,666,666	333,333
	07/11/2003	16,666,666	333,333
	11/05/2003	6,666,666	133,333
	12/04/2003	18,333,333	366,667
	01/25/2004	1,666,666	33,333
	04/12/2004	75,000,000	1,500,000
	07/08/2004	6,666,666	133,333
	08/27/2004	1,433,333	28,667
	08/31/2004	1,433,333	28,667
	12/08/2004	8,333,333	166,667
	03/22/2005	1,933,333	386,667
	06/01/2005	16,666,667	333,333
	10/10/2005	20,000,000	400,000
	01/25/2006	1,666,666	33,333
Total		481,866,408	9,985,328

Investor Warrants issued to Gary Fears
Becoming Exercisable at $.15 per share of TADS Common Stock

	Issuance Date	Warrant Shares (AeroGroup)	Warrant Shares TADS
	05/31/2002	20,833,333	416,667
	05/31/2002	41,666,666	833,333
	06/05/2002	8,333,333	166,667
	06/12/2002	10,833,333	216,667
	06/12/2002	1,666,666	33,333
	04/05/2003	16,666,666	333,333
	04/13/2004	16,666,666	333,333
	10/22/2004	8,333,333	166,667
	11/04/2004	18,379,999	367,600
	11/16/2004	11,666,666	233,333
	12/23/2004	12,841,666	256,833
	01/19/2005	8,333,333	166,667
	02/09/2005	14,999,999	300,000
	03/01/2005	4,889,589	97,792
	03/01/2005	5,666,666	113,333
	03/11/2005	13,333,333	266,667
	11/11/2005	32,500,000	650,000
	04/29/2005	6,666,666	133,333
	05/06/2005	16,666,666	333,333
	05/13/2005	36,666,666	733,333
	06/03/2005	16,666,666	333,333
	06/09/2005	8,333,333	166,667
	06/13/2005	833,333	16,667
	08/03/2005	10,666,666	213,333
	08/15/2005	3,000,000	60,000
	08/16/2005	141,666	2,833
	08/29/2005	1,330,333	26,607
	09/09/2005	605,000	12,100
	09/27/2005	2,043,333	40,867
	10/12/2005	1,788,283	35,766
	10/27/2005	5,000,000	100,000
	11/15/2005	1,666,666	33,333
	11/18/2005	1,666,666	33,333
	11/23/2005	1,333,333	26,667
	12/30/2005	50,000,000	1,000,000
	1/12/2006	3,333,333	66,667
	2/08/2006	33,333,333	666,667
	2/10/2006	2,000,000	40,000
	2/17/2006	1,666,666	33,333
	2/17/2006	1,666,666	33,333
	2/21/2006	5,333,333	106,667
	2/27/2006	1,666,666	33,333
	3/01/2006	6,666,666	133,333
	3/09/2006	4,532,333	90,647
	3/09/2006	487,666	9,753
	3/15/20/06	4,333,333	86,667
Total (Rounded):		477,706,518	9,544,130

Investor Warrants issued to other Noteholders Becoming Exercisable for TADS Common Stock

Name	Date(s)	No. Warrants TADS/Exercise Price**
Mark Daniels	4/1/03 through 11/12/05	2,444,014/ $.15 ***
Ron Topper	12/05	1,066,667/ $.15
Dilair, Inc.	1/06	40,000/ $.50
Total		3,560,681

Additional Warrants Becoming Exercisable For TADS Common Stock

Name of Investor	No. of Warrants of TADS	Warrant Exercise Price
SilverLeaf Capital, Inc.	44,444	$.45
Sprout Investments, LLC	84,802	$1.00
Gary Fears	426,250	$1.00
Air Support Systems, LLC	159,800	$1.00
Dilair, Inc.	96,000	$1.00

•
Sublease of Office and Aircraft Hangar Space at Grayson County Airport. TADS assumed the Sublease between AeroGroup and International Tactical Training Center, Inc., an entity that is 51% owned and controlled by Mark Daniels, dated May 8, 2006 (the “Sublease”). The sublease covers 15,397 square feet of office space in Building No. 110 located at 5501 Airport Drive, Dennison, Texas and 36,598 square feet of land also at the Grayson County Airport. The Sublease is a gross lease and rental under the sublease is $9,000 per month, subject to an annual increase equal to the increase in the consumer price index, which increase will not be less than 2% nor more than 8% over the previous year’s rental. With respect to the office space, the sublease, which relates to the land, expires in May, 2046. The balance of the sublease expires in April, 2011.
(See also “Certain Relationships and Related Transactions”)

•
Assumed Salary Obligations. TADS assumed a note issued in connection with a settlement agreement in the principal amount of $250,000, with an interest rate of 12%, payable in 36 equal monthly installments of principal, plus interest commencing April 13, 2008. The note has a maturity date of April 13, 2011. The note is convertible into shares of Common Stock at a rate of $.50 per share. In addition, TADS agreed to issue 600,000 shares of TADS common stock, in connection with its assumption of AeroGroup’s obligations to issue 30,000,000 shares under a consulting agreement entered into in 2003 with Sprout Investments, LLC. However, Sprout Investments LLC has agreed to provide no less then 61 days notice prior to requesting such shares.

•
Assumption of Contracts. TADS assumed the rights of AeroGroup under three subcontracts to provide flight training and support and one contract to provide flight training in F-16 fighter jet and other fourth generation aircraft, each as more fully described below.

Amendment To Asset Purchase Agreement

On December 15, 2006, AeroGroup and its subsidiaries and TADS and its subsidiaries entered into Amendment No. 3 to the Asset Purchase Agreement among the parties. Amendment No. 3 to the Asset Purchase Agreement related primarily to the assumption of additional indebtedness and warrants from the Additional Notes and Additional Warrants that were made to AeroGroup after the date of the original Asset Purchase Agreement or that otherwise were not reflected in the original Asset Purchase Agreement. The Amendment also approved the assignment of the Tanker Lease Option to TADS, which will provide TADS, at its option, with access to aerial refueling aircraft. A copy of Amendment No. 3 to the Asset Purchase Agreement is appended as an Exhibit to this Current Report on Form 8-K, as originally filed on December 15, 2006.

Material Relationships

On the Closing Date, Mark Daniels, a controlling shareholder of AeroGroup was serving as the sole director of TADS and as its Secretary and Treasurer. Mr. Daniels became a director and officer of TADS on August 22, 2006 in order for TADS to secure the government licenses required to be obtained as a condition to the closing of the AeroGroup Acquisition. At the time TADS and the AeroGroup negotiated and entered into the Asset Purchase Agreement, Mr. Daniels was not an officer, director or affiliate of TADS and, Mr. Sinclair, the sole director and executive officer of TADS at such time was not an officer, director or affiliate of TADS. While these transactions were approved by the board of both companies, there were no independent board members of either Company at the time of such approvals.

Mr. Daniels will continue to serve as a director and officer of TADS following the closing of the AeroGroup acquisition. As a result of the Aero Group Acquisition, AeroGroup acquired a controlling interest in TADS. Mr. Daniels is a controlling shareholder in AeroGroup and has indirect voting and dispositive control over its TADS stock. As a result, Mr. Daniels is the beneficial owner of AeroGroup's TADS stock and has a 81% beneficial ownership interest in TADS as of the closing of the AeroGroup Acquisition.

As consideration for the AeroGroup Acquisition, TADS assumed notes and warrants held by Mr. Daniels as follows:

•	TADS assumed the $1,100,000 Secured Daniels Note,
•	TADS and the TADS Subsidiaries entered into the Daniels Security Agreement,
•	TADS assumed Investor Notes held by Mr. Daniels in the aggregate original principal amount of $366,602.04,
•
TADS assumed Warrants to acquire stock in AeroGroup, which Warrants will now be exercisable for the acquisition of 2,444,014 shares of Common Stock. The Warrants are exercisable at an exercise price of $.15 per share. They are immediately exercisable and have a warrant exercise term of five years. The warrants were issued between April 1, 2003 and November 12, 2005 in conjunction with Investor Notes issued to Mr. Daniels,

•	TADS assumed the Cambar Note, which was originally the obligation of Mr. Daniels and certain entities owned by him, and
•	TADS assumed all obligations under the Sublease with respect to the office and hangar space previously used by AeroGroup which is now occupied by TADS.

The terms and conditions of the foregoing instruments and agreements are described above under the heading “Material Agreements Assumed and Entered Into”.

As a result of the AeroGroup Acquisition, TADS assumed AeroGroup’s obligations to issue over 251,802,762 shares of AeroGroup common stock pursuant to the convertible notes and warrants which will now become convertible into or exercisable for 29,559,367 shares of TADS common stock as of the Closing Date. Conversion of those convertible securities prior to the Closing Date would have resulted in a dilution of Mr. Daniels stock in AeroGroup, which will no longer be the case.

In addition, Mark Daniels owns 51% of the issued and outstanding stock of International Tactical Training Center, Inc., which is the Sublandord in the Sublease. This Sublease related to space previously occupied by AeroGroup, which is now being occupied This sublease was assumed at “cost” and neither Mr. Daniels, nor International Tactical Training Center, Inc. have profited or will profit from such sublease.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

As of December 15, 2006, we do not have any off balance sheet arrangements, as defined in Section 303(c) of Regulation S-B, other then as specifically disclosed in this report. Off balance sheet arrangements include, without limitation, contractual arrangements with any entity whose financial information is not consolidated with our own, under which we have:

•	Guaranteed any obligation of such other entity;

•	A retained or contingent interest in assets transferred to such unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

•	Any obligation under certain derivative instruments;

•
Any obligation under a material variable interest held by the registrant in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the registrant, or engages in leasing, hedging or research and development services with the registrant.

Additionally, we do not have any relationships or transactions with persons or entities that derive benefits from any non-independent relationships other than related party transactions discussed herein.

Item 3.02 Unregistered Sales of Equity Securities

As part of the consideration for the AeroGroup Assets and as more fully describe under Item 2.01 of this Form 8-K, TADS issued to AeroGroup 14,989,000 shares of common stock which were not registered.

The issuance of the stock in the AeroGroup Acquisition was exempt from registration under the Securities Act pursuant to Section 4(2) in that it did not involve a public offering of securities.

Item 4.01 Change in Registrant’s Certifying Accountants

In connection with the AeroGroup Acquisition, as of December 15, 2006, we dismissed our accounting firm, James Stafford, Chartered Accountants and engaged Marcum and Kliegman, LLP as the Company's independent registered public accountants. The Board has approved the change in accountants and appointment of Marcum and Kliegman LLP.

James Stafford, Chartered Accountant's audit report on the financial statements for the years ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. James Stafford, Chartered Accountant did not serve as our accountants during fiscal year 2004. There have been no disagreements with James Stafford, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures. We provided James Stafford, Chartered Accountant with a copy of the disclosures we are making in response to this item and requested they furnish a letter addressed to the SEC stating whether they agree with its statements. James Stafford, Chartered Accountant has advised us by letter that they do agree with statements made in this Report. A copy of this letter is attached to this Report.

Inasmuch as we had no disagreements with our former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures, we did not consult with our new accountants on any such disagreement. The Company has not consulted with Marcum and Kliegman, LLP during the last two fiscal years by any subsequent interim period on either the application of accounting principles or the type of audit opinion that might be provided on the Company’s financial statement. We provided Marcum and Kliegman, LLP with a copy of the disclosures we are making in response to this item and giving them the opportunity to furnish a letter addressed to the SEC stating whether they agree with its statements and to give them the opportunity to provide new information or clarification of our views. We will amend this Report on Form 8-K to include such response, if any, as an Exhibit.

Item 5.01 Change in Control of Registrant

As a result of the AeroGroup Acquisition described in Item 2.01 (which description is incorporated herein by reference), AeroGroup acquired a majority of our issued and outstanding Common Stock. A majority of AeroGroup’s common stock is beneficially owned by Mark Daniels. In addition, on August 22, 2006 Messrs. Daniels was appointed a board member and Lt. Gen. (Ret) Charles Searock was appointed as President and Mr. John R. Farley was appointed as Chief Financial Officer to facilitate the process of obtaining the government licenses described in this report. The information relating to the appointment of such director and executive officers as set forth the Company’s Current Report on Form 8-K, dated August 22, 2006, are incorporated by reference herein.

Additional information relating to the business being acquired and to such officers and directors, their share ownership and relation to the Company, is set forth in Items 2.01 above and 5.06 below, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with the terms of the Asset Purchase Agreement, effective as of August 22, 2006, Mr. Mark T. Daniels was appointed to the board of directors and as a Director and as Secretary and Treasurer and Messrs. Charles Searock and John Riley Farley were appointed as President and Vice President, respectively. Each of the foregoing appointments were implemented on an interim basis, to facilitate the government permit application process, which was a condition to the closing of the acquisition. These appointments were disclosed in a Current Report on Form 8-K dated August 22, 2006, the provisions of which are incorporated by reference herein.
As a result of the closing of the AeroGroup Acquisition, the appointment of each of said persons to their respective positions is no longer temporary and said persons will hold their offices until the earlier of their resignation or removal.

A description of the officers and directors and other related information is set forth in their entirety in Item 5.06, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation

Effective as of December 20, 2006 we have filed an amendment to our Articles of Incorporation (the “Amendment”) so as to increase our authorized capital from 100,000,000 shares of common stock, par value $.001 per share only, to 350,000,000 shares, par value $.001 per share, of which 300,000,000 shares are common stock and the remaining 50,000,000 shares are a newly created class of “blank check” preferred stock.

The Amendment authorizes the board of directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations, privileges and/or restrictions as it should determine by vote of a majority of such directors.

The Amendment was approved by the board and stockholders of the Corporation in May of 2006, as more fully set forth in an Information Statement filed and distributed to stockholders shortly thereafter. A copy of the Amendment is attached as an exhibit to this current report.

Item 5.06 Change in Shell Company Status

As a result of the AeroGroup Acquisition described in Item 2.01 (which description is incorporated herein by reference), TADS ceased to be a shell corporation as such term is defined in Rule 12b-2 of the Security and Exchange Act of 1934, as amended. A description of our business after the acquisition follows.

DESCRIPTION OF BUSINESS
Prior to the acquisition we were a development stage company without any revenues from operations. The business of AeroGroup acquired by us has not had any revenues in 2006 or 2005 and for most of 2004. The business we acquired from AeroGroup was commenced in 2002 by Mark Daniels with the intention of becoming an outsourced provider of military flight training, research and flight support services. We will require substantial additional capital in order to implement our business plan and commence operations. (see “History” and “Risk Factors” sub-sections below).

We are now licensed with the United States Bureau of Alcohol, Tobacco and Firearms as an importer of Implements of War relating to former military aircraft and related parts. As we are dependent on this license to own, lease, operate and import military aircraft, such as our MiG 29 fighter jets, it was necessary for us to obtain this license as a pre-condition to the closing of the AeroGroup Acquisition. We also hold certain other government licenses that that will enable us to bid for government contracts and to provide flight training and related aviation services to military personnel. (See “Government Licenses” below).

We have been developing our business as a civilian provider of outsourced military aviation services which include fighter jet pilot training, operational deployment training support, air to air combat (also sometimes referred to as “Red-Air”) support and close air support training for “Forward Air Controllers.” In order for us to be able to perform services and be compensated on any of our current or prospective contracts, and in addition to our need to acquire additional aircraft, we are required to demonstrate that we have established and are able to remain in compliance with a certified parts replacement program, a maintenance program and a safety program.

As part of our AeroGroup Acquisition, we have leased aircraft hangars which will allow us to provide aircraft maintenance and storage, parts inventory storage, personnel housing, transportation and catering services. In addition, we have been developing parts, maintenance and safety programs with the assistance of consultants experienced with military aircraft operations, maintenance and safety.

We intend to initially focus on providing flight training in fourth generation military aircraft, such as F-16, MiG 29, SU-27 or F-15 fighter jets.

We do not currently own or lease any F-16 jet aircraft or any other fourth generation aircraft (other then the MiG 29s which are not currently operational); however, we believe we have access to these aircraft from NATO countries that are looking to update or downsize their F-16 fleet. Additionally, we believe that certain retired aircraft We must acquire, import and maintain sufficient numbers of these aircraft in order to fulfill our current and prospective government contracts. We do not have any commitments to acquire these aircraft.

We have recently acquired two modern MiG 29 fighter jet aircraft that are stationed in the Ukraine which we are preparing for disassembly and shipment to the United States where they will be reassembled into airworthy fighter jet attack aircraft. We intend to modify these aircraft for use in air-to-air combat training and other roles discussed above. In addition, we have acquired four Singer Link Flight simulators used in the training of fighter jet flight operations. These simulators are located at our training facility at Grayson County Airport.

On January 17, 2006, a published disclosure on the Federal Business Opportunities website was posted naming AeroGroup to be awarded a contract for supplying aircraft services to the CRTC - Combat Readiness Training Center by RDECOM, Dept of the US ARMY, and subsequently a definitive Justification and Approval was signed March 8, 2006. The FedBizOpps.gov site is the single government point -of-entry (GPE) for Federal government procurement opportunities over $25,000. Government buyers are able to publicize their business opportunities by posting information directly to FedBizOpps via the Internet. In March of 2006, we were named in justification and Approval for Other Than Full and Open Competition by the U.S. Army RDECOM Acquisition Center relating to the award of the contract to provide basic and advanced flight training on F-16 Falcon jet fighter aircraft to the Georgia Air National Guard (the “Justification and Approval”). The Justification and Approval cited authority pursuant to 10U.S.C. 2304(c)(1) and Federal Acquisition Regulation 6.302-1 which allocated a total potential contract budget of $28,273,000. In November 2006 AeroGroup was awarded the contract under this Justification and Approval. This contract initially will require us to have access to at least seven F-16 jet aircraft and other fourth generation fighter jet aircraft (i.e. MiG-29, SU-27, F-15 or F-16) and to provide basic and continuation combat flight training.

We are also parties to three subcontracts as described below under the subheading “Government Contracts”, to provide a variety of services including: training, flight support, parts, maintenance, refueling, research, safety and photo chase support of F-16 flight training. We have not yet received tasking orders on any of these contracts as we do not have all of the requisite aircraft and materials and we anticipate that, due to the age of these contracts and our focus on preparations for performing under the Justification and Award, we will not be asked to perform under these contracts.

We have developed a flight training syllabus for F-16 aircraft that involves both basic flight training and emergency procedures. We also own the copyrights to an F-16 pilot training syllabus relating to certain avionics on the F-16 that are critical to our business plan.

Our business plan will require us to expend significant additional capital in order to acquire specialized aircraft which are not readily available in the United States. We will also be required to expend significant additional capital to complete our parts, maintenance and safety programs. We anticipate that used F-16 fighter aircraft will cost at least $5,500,000 per aircraft. We currently have no capital commitments and, if we are not able to raise capital or borrow sufficient funds in order to acquire these aircraft we will not be able to perform on existing or new contracts. (see “Risk Factors” and “Management Discussion and Analysis or Plan of Operations”).

History

TADS was incorporated in the State of Nevada on July 9, 1998 under the name Natalma Industries, Inc. Originally, TADS operated as a junior mining company engaged in the exploration of mining properties. We were unsuccessful in locating a joint venture partner to assist us in the development of our mining claims. As a result, TADS was unable to pay for and perform the exploration and development required in its agreement with the owners of its properties and lost our rights to the mining claims. As a result, we determined that it was in the best interest of our shareholders that we seek potential operating businesses and business opportunities with the intent to acquire or merge with another business, which led to the AeroGroup Acquisition.

AeroGroup commenced its operations and business plan as a contractor of military flight training as Aerogroup International Corporation in January 2002, and eventually merged with and acquired AeroGroup Incorporated, which was, prior to such time, a non-operating entity called Diversified Resources, Inc.

In June of 2006, AeroGroup, through its subsidiaries, acquired the two MiG 29 aircraft in Ukrain, and four flight simulators (which we purchased from them in the AeroGroup Acquisition) from three entities controlled by Mark Daniels, our current sole director, majority shareholders and an officer. In addition, AeroGroup acquired the following intellectual property from Mark Daniels:

•	Copyrights to a specialized F-16 Fighter Aircraft training course syllabus, specially created by AeroGroup in training pilots to use this aircraft’s Flight Control Navigation Panel; and
•
Assignments of Provisional applications for utility patents filed relating to methods of operational training uses of fighter aircraft by civilian corporations of these type of military aircraft for training of military personnel, specifically F-16, Pat. Pend. 60805870; Kfir, Pat. Pend. 60805885; A-4 Skyhawk, Pat Pend. 60805877; and MiG 29, Pat Pend. 60805888.

AeroGroup obtained appraisals from certified independent appraisers prior to the acquisition which valued the aircraft and simulators at $6,640,000. No appraisals were obtained for the intellectual property it purchased. As consideration for the purchase of the aircraft and intellectual property from Mr. Daniels and the companies he controlled, AeroGroup assumed (i) indebtedness of $1.1 million owed to Mr. Daniels incurred by the selling companies in connection with Mr. Daniels’ funding of their business operations as evidenced by the Daniels Note, (ii) a promissory note in the original principal amount of $2.2 million, plus interest at 8% per year, purchase money debt which was originally incurred in the acquisition of the aircraft and simulators by the selling companies and (iii) a $3.44 million unsecured promissory note which was made jointly with the AeroGroup Subsidiaries and issued to Mr. Daniels and certain limited liability companies owned by him from which the assets were acquired (the “Unassumed Debt”).

On December 15, 2006, we acquired all of the AeroGroup assets described above in the AeroGroup Acquisition, and in addition, certain rights to government and non-government contracts, government licenses and permits and the Subleases.

Government Contracts

Our business is dependent on our ability to bid for, negotiate, secure and perform under specialized government contracts. In addition to the F-16 Training Contract with the U.S. Army RDECOM, we have also been assigned by AeroGroup, three subcontracts to provide F-16 training support and related services. A description of the contracts and subcontracts to which we are a party follows. Because of the age of the subcontracts, and because AeroGroup has not been able to acquire the necessary aircraft, we do not anticipate that we will ever be requested to perform services under these subcontracts. We will need substantial capital in order to complete our programs and acquire or lease the requisite aircraft. Additionally, even if we do acquire F-16 aircraft or other appropriate fourth generation military aircraft and are otherwise able to provide services under these agreements, we anticipate that we will reject any tasking orders under the three older subcontracts in light of our allocation of resources towards the F-16 Training Contract and any contract related thereto. A summary of the F-16 Training Contract and the other subcontracts is as follows:

Recent F-16 Training Contract

In November of 2006, AeroGroup entered into a definitive F-16 Training Contract with the U.S. Army RDECOM memorializing the terms of the Justification and Approval and further expanding the scope of services to permit use of fourth generation fighter aircraft other than the F-16, such as our MiG 29 jets, which contract has been assigned to our name (the “F-16 Training Contract”). This contract initially will require us to have access to at least seven F-16 jet aircraft and other fourth generation fighter jet aircraft (i.e. MiG-29, SU-27, F-15 or F-16) and to provide basic and continuation combat flight training.

This contract specifically requires that we have in place, prior to accepting performance obligations thereunder, that we have in place, parts, maintenance and safety programs that are satisfactory based on government standards. We anticipate that, presuming we are able to raise additional capital, we will be completed with the implementation of these programs in early April of 2007. These programs are designed to ensure the reliability and dispatch readiness of our aircraft. We will be required to update and keep these programs current. We will be subject to regular inspections by the contracting party for compliance with these programs.

The terms of the F-16 Training Contract anticipates that up to 800 hours per year will be requested, or 2,400 flight hours of training through the end of the contract. We will be compensated the amount of $10,350 per flight hour.

The F-16 Training Contract also budgets up to the following amounts for expenses for which we may be reimbursed:

•	$ 150,000 for travel in support of flight training services performed under the contract, which expenses must be approved in advance by the contracting party,

•	$ 75,000 for materials and additional services as required to provide services under the contract, such as spare parts, parachutes, fluids for engine subsystems, batteries, etc., and

•	$ 300,000 for fuel used in connection with our training services under the contract.

All of the above expenses must be properly documented in order to be reimbursed and travel expenses must be approved in advance.

In addition, the F-16 Training Contract requires that program managers, pilots, ground crew and other personnel we utilize in connection with our services have certain minimum training and experience qualifications.

Other Service Contracts

We are also parties to the below listed subcontracts. However, due to the age of these contracts, we do not anticipate being requested to provide services under these contracts. Additionally, even if we are able to acquire the necessary aircraft, we intend to dedicate our resources to performance under the F-16 Training Contract and other contracts to provide flight training.

Prospective contract to provide F-16 ground and air training

Pursuant to a Subcontract Agreement dated as of August 15, 2003 with Airborne Tactical Advantage Company, LLC, we have agreed to provide F-16 aircraft, equipment, technical assistance and maintenance services for work under Primary Contract N0019-02-D-3158, known as the “CAS-MOS” contract, with the U.S. Navy, Naval Air Systems Command. Specifically, this contract will require us to provide the U.S. Navy with air-to-air and air-to-ship simulated combat scenarios and simulated maritime missile attack training. The agreement is conditioned upon our acquiring the necessary aircraft and equipment to perform, including an F-16.

Subcontract to provide maintenance to parts

Pursuant to a Subcontract Agreement dated as of May 20, 2003 with Advanced Information Engineering Services, Inc., we have agreed to provide, in-flight simulation and research relating to flight control and flight characteristics to the U.S. Air Force under Prime Contract Number F04611-02-D-0007, dated March 1, 1999. Specifically, this contract will require us to provide aircraft to conduct research on flight control handling, flight characteristics stability control, cockpit displays and ergonomics. Under this contract we may also be requested to provide F-16 aircraft to developed software for use in these aircraft.

Subcontract to provide safety chase, target towing and photography support

Pursuant to Subcontract Agreement dated June 21, 2004 with Lockheed Martin Aeronautics Company - Fort Worth (LM Aero), we have agreed to provide, upon request, certain safety chase, target towing and photo chase support in connection with F-16 flight training.

We will not be able to perform services under the above contracts until and unless we have acquired or leased F-16 fighter jet aircraft. In addition, certain contracts require us to provide maintenance personnel or flight instructor personnel and to have developed, among other things, adequate safety programs and a pilot syllabus. While we believe that the market provides a sufficient number of retiring military F-16 flight instructor candidates, pilots and maintenance professionals we are likely to allocate these resources and personnel towards other operations. Additionally, we will need substantial additional capital in order to complete these programs and acquire or lease F-16 or other acceptable fourth generation aircraft.

Flight Training and Other Services

AeroGroup has provided operational training support for F-16 Flight training with the Royal Netherlands Air Force in Melbourne Florida in 2003 and in Jacksonville Florida in 2004.

Our flight training services will focus on two major components, “initial qualification” flight training and continuation flight training, both of which consist of ground, simulator and in the air flight training. In addition, we are preparing to perform other flight training support services as described herein.

Initial Qualification Flight Training

Initial qualification flight training consists of the training of military pilots that have only recently become qualified in their aircraft and of more experienced pilots returning for recurrency training. Initial qualification flight training involves aircraft specific flight theory, flight maneuvers, aerodynamics, emergency in flight procedures as they relate to combat in a specific aircraft. Pilots and other crew members are also trained in cockpit resource management, which focuses on division of duties between pilot and co-pilot and utilization of resources within the aircraft cockpit to complete the flight plan and address emergencies. Initial qualification training involves many hours of classroom instruction in aircraft systems operations, air-to-air flight maneuvers, tactics, formation flying, instrument training and air-to-ground tactics. In flight instruction is generally provided only once the pilot has shown proficiency in ground instruction and flight simulator instruction.

Continuation Flight Training

Continuation flight training focuses on combat and other advanced maneuvers and is conducted after the pilot completes initial qualification training and returns to a “full service” training facility where he is provided refresher or upgrade training to sharpen his or her combat skills. We intend to focus the training venue on NATO customers who would use our facilities and ranges to qualify, in some cases, and re-qualify in other cases in specific combat skills like air-to-air, air-to-ground, electronic countermeasure training, air-refueling training, and other advanced maneuvers. We anticipate that we will utilize our flight simulators to aid in ground training for continuation flight training. Additionally, we believe that wse of “foreign” aircraft, such as our MiG 29 aircraft greatly enhances the air-to-air / Red Air combat training program.

Flight training support services

The flight training support services that we may be asked to provide will likely consist of various support functions, which include: supplying flight operation facilities, logistics for personnel accommodations, lodging, transportation, flight planning, munitions security and storage, airspace and military range scheduling, parts and maintenance, aircraft ground handling and overall training management.

Other support services

We are developing a parts and maintenance program and plan to provide maintenance, parts sales and other support services. Additionally, we can currently provide tie-down and aircraft storage services. We do not have any agreements to provide such services at this time, however, we anticipate that if a contract is awarded relating to the F-16 Training Contract, that it will require us to provide certain services relating to our flight instruction.

We do not have any persons soliciting service contracts on our behalf and our only methods to obtain new contracts are currently based on our ability to identify needed services and negotiate the privatization of provision of these services with the government entities in question.

Customers and Competition

We are dependent on small, limited pool of customers for our services. Our services will only be requested, if at all, by United States military agencies with specific needs or by contracts for these services who sub-contract to us. Additionally, we will seek to enter into training and flight support agreements with NATO aligned countries.

The contract procurement process is lengthy and the government military organizations that are our primary target customers are often times delayed and cautious when issuing contracts such as ours. These customers all have strict regulations and policies with respect to procuring private sector companies, such as us, for their contracts. In addition, unless no other competitors are available, the government contracts we target are generally required to request bids before awarding contracts. While we believe, based on the issuance of the F-16 Training Contract, that no other entities are able to provide services under this or similar training agreements, no assurance can be made that new entities with more resources then ours will enter into this business.

Parts Availability

Almost all parts used in the aircraft that we fly limitations on their useful life. The useful life of the parts used in our aircraft are based on the number of hours flown and/or the age of the parts. In addition, many parts have performance limitations that require replacement or inspection in the event of accident or flight that exceeds the flight envelope of the aircraft. Finally, developments such as accidents of similar aircraft may lead us to replace or repair suspect parts to prevent such accidents on our aircraft. Therefore, in order to maintain our aircraft in airworthy condition, we will be required to obtain and utilize an inventory or surplus parts. We will also be required to keep excess parts in locations other then our headquarters so as to enable on-site repairs when providing services outside of Grayson County Airport. In addition, the aircraft we intend to utilize will be specialized military aircraft some of which were manufactured overseas. These parts are available from very few manufacturers. We are not aware of any United States based manufacturers or resellers of suitable parts for MiG or Sukhoi aircraft and these parts are limited to few overseas sellers.

With respect to United States jet aircraft that we intend to operate, a number of both domestic and foreign parts manufacturers are available who supply F-16 and F-15 related parts. Additionally, based on Management’s experience in restoration of other aircraft, we believe that certain surplus parts for United States military aircraft can be easily retrieved at reasonable or nominal prices, from AMARC (Aerospace Maintenance and Regeneration Center), which is also commonly known as the military aircraft “bone-yard” that is part of Davis-Monthan Air Force Base at Tucson Arizona.

If we are not able to maintain an adequate supply of replacement parts, we will not be able to develop or maintain a parts program or a maintenance program and will therefore, not be eligible to accept work orders under our contracts.

Patents

As part of the AeroGroup Assets acquired in the AeroGroup Acquisition, we own patent applications to a number of procedures that related to the methods of conversion of military aircraft for use by civilian entities in training military personnel. These patents are as follows:

Aircraft	Patent
F-16 Falcon	Pat. Pend. 60805870
Kfir	Pat. Pend. 60805885
A-4 Skyhawk	Pat Pend. 60805877
MiG 29	Pat Pend. 60805888

No assurance can be made that we will be awarded patents or that they will not be challenged . Additionally, no assurance can be made that competitors will not utilize similar procedures to privatize military aircraft.

Additionally, we have a copyright on an F-16 Pilot Training Syllabus used in training F-16 pilots in use of a fire control navigation panel.

Finally, as part of the AeroGroup Assets acquired in the AeroGroup Acquisition we have been assigned Federal Aviation Administration Aircraft Dealer license, which will be necessary for us to import and resell aircraft.

Government Approval and Regulation

Our proposed business is heavily regulated. All of our operations involve intense government approval and oversight. Prior to awarding contracts other then on a “bid for service” basis, military agencies are required to publish their proposed award of a contract with details of such contract. During this time period, other persons with access to aircraft and other resources may submit objections or counter bids on these contracts.

Our aircraft operations will also be subject to all regulations of the Federal Aviation Administration that relate to civil “experimental” aircraft, and will be subject to airworthiness standards and operating procedures of the Federal Aviation Administration. Additionally, our pilots, instructors and mechanics also must generally be appropriately certified to perform their duties by the Federal Aviation Administration and are required to comply with strict recurrency training rules.

In addition to the foregoing, government agencies will require that we have and maintain a proper safety program, an approved parts program, and an approved maintenance program, each of which must be sufficient to support the contracts that we undertake to perform and each of which must be continually kept current.

Under our F-16 Training Contract, we are also subject to audit and inspection to ensure that we are in compliance with all of the foregoing requirements insofar as they relate to providing services under this agreement. If we are not in compliance we could be fined and we risk suspension or loss of the contract.

Additionally, we may be subject to rules of foreign governments with respect to operations of our aircraft over their territories.

Effect of Government Regulation

As evidenced by the Justification and Approval, we believe that it is not common for branches of the United States military to issue contracts to private entities such as us, for training of military personnel in combat and other military exercises. No assurance can be made, therefore, that other government agencies will outsource their training or flight support services, or that the government agencies that we deal with will not change their policy with respect to such contracts to not renew or issue new contracts to us or others in our business sector. Additionally, due to terrorist or other national safety concerns, no assurance can be made that Bureau of Alcohol, Tobacco and Firearms will not restrict or prohibit the renewal of a permit to private companies such as us, to own and operate our military aircraft.

Government Licenses

In order to own and operate military aircraft and to enter into government contracts we are required to have certain government licenses and permits (the “Government Licenses”).

As of September 21, 2006 we were issued a license as a registered importer of Implements of War: former military aircraft and related parts, with the exclusion of guns and ammunition, from the United States Bureau of Alcohol, Tobacco and Firearms (Registration No. A-67-262-0921). We are required to renew this registration annually. We must maintain this license in order to import, own and operate the kinds of military aircraft that we need in order to fulfill our training contracts, such as MiG 29, F-16, Su-27 and similar modern fighter jets. We are dependent on having qualified personnel as members of our management in order to maintain this license.

We are also registered as a government contractor through the United States Central Contractors Registration office. We are required to maintain our registration with the Central Contractor Registration in order to be eligible to bid on government contracts.

Finally, we have recently become registered with the United States Department of Defense Trade Control.

Development of Programs

During fiscal 2005 we spent approximately $88,000 in developing our training syllabus. We anticipate that, while we are nearly completed with these programs, we will have to expend at least $1,000,000 of additional funds in developing these programs. We have also recently begun development of inspection program, a safety program and maintenance program.

Employees

Effective immediately after the AeroGroup Acquisition, we have 6 full time and 12 part time employees.

Accounting Treatment; Change Of Control

The AeroGroup Acquisition is being accounted for as a "reverse acquisition," as AeroGroup will own a vast majority of the outstanding shares of the Company's Common Stock immediately following the AeroGroup Acquisition. Consequently, AeroGroup is deemed to be the accounting acquirer in the reverse acquisition and TADS is deemed the legal acquirer. Therefore the assets and liabilities and the historical operations of AeroGroup prior to the AeroGroup Acquisition will be reflected in the financial statements and will be recorded at the historical cost basis of AeroGroup. The consolidated financial statements for the Company after completion of the Acquisition will include the assets and liabilities of both TADS and AeroGroup, historical operations of AeroGroup, and operations of TADS from the Closing Date of the AeroGroup Acquisition.

Except as described herein and under the Asset Purchase Agreement, as amended, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. The Company will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the AeroGroup Acquisition.
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K/A, THE FORWARD LOOKING STATEMENTS PROVISIONS ABOVE AND THE RISK FACTORS THAT FOLLOW.

Cash on Hand

AeroGroup has not had revenues during is previous fiscal year or during the first three quarters of this fiscal year. We anticipate that our current cash on hand of $60,000, is sufficient to satisfy our cash requirements only through the end of December of 2006. We do not have any financing commitments and no assurance can be made that we will obtaining financing at the times and terms needed. Therefore, there is substantial doubt that we will be able to continue as a going concern. In addition, we will need substantial additional capital during the next 12 months on order to complete our business plan.

Our business involves the ownership, operation and maintenance of jet aircraft, which typically require significant amounts of capital. Some of our anticipated one time and ongoing expenses are discussed below.

AeroGroup has funded its operations and met its capital expenditures requirements primarily though cash generated from contributions from its members and borrowings.

As of December 31, 2005, AeroGroup had negative working capital in the amount of $6,486,640. Cash used by operating activities were $967,573 for the year ended December 31, 2005 compared to cash used by operating activities for the year ended December 31, 2004 of $443,503.

As of September 30, 2006, AeroGroup had negative working capital in the amount of $23,623,270. Cash used by operating activities were $828,034 for the nine months ended September 30, 2006 compared to cash used by operating activities for the nine months ended September 30, 2005 of $620,778.

Net cash provided by financing activities for the year ended December 31, 2005 was $967,319 compared to $524,302 for the year ended December 31, 2004. The increase was predominantly due to increased debt raised in 2005. Net cash provided by financing activities for the nine months ended September 30, 2006 was $1,090,263 compared to $619,804 for the nine months ended September 30, 2005. The increase was predominantly due to increased debt raised in 2006.

The factors that predominantly impact working capital and therefore cash flows from operations are operating expenses.

During the year ended December 2007, the Company believes that it will expend funds on the following:

•	Completion of development of the safety, parts and maintenance programs which we anticipate will cost at least another $1,000,000 to complete,
•	Import and modification of the MiG 29 Aircraft, currently in the Ukraine, which we anticipate will cost $250,000
•	Acquisition or leasing of new fourth generation military aircraft and/or tanker aircraft.
•	Hiring of a Chief Financial Officer and dispatch and other personnel with military aviation experience.

We anticipate that if we are able to raise sufficient capital that we will be able to complete our programs and import our MiG 29 aircraft by mid 2007. If we are not able to do so, we will not be able to perform under the F-16 Training Contract or to bid under newer contracts.

Immediate Expenses and Cost of Equipment

We will be required to make significant additional expenditures to acquire F-16, F-15, SU-27 or additional MiG 29 fighter jet aircraft in order to perform our contracts. Alternatively, we may lease these aircraft if sufficient financing alternatives are not available. Additionally, we will be required to allocated capital towards completion of our parts, maintenance and safety programs. Our near term anticipated costs is listed below.

Cost of Importing our Existing Aircraft
Our MiG 29 aircraft are located in the Ukraine and must be disassembled for delivery to the United States, where they will be reassembled and modified to an airworthy condition suitable for use in our business. We intend to use these aircraft in connection with our air-to-air training of pilots who fly NATO aircraft, such as the F-16.

We estimate that it will cost $150,000.00 for us to import our MiG 29 aircraft that are in the Ukraine and to modify these aircraft for use in military training. Presuming that we are able to finance this shipment, we anticipate that these two aircraft will become fully operational in the United States no sooner then April of 2007.

Cost of Developing Parts, Maintenance and Safety Programs

Our F-16 Training Contract and most of our existing subcontracts, as well as those we may bid for in the future, will require us to develop and maintain a formal safety program, a formal maintenance program and a formal parts program. We anticipate that it will cost us approximately $1,000,000 through March of 2007 to complete these programs.

Cost of Acquisition or Lease of Fourth Generation Military Aircraft

In order to for us to be eligible to be called upon to do work under our contracts, we must acquire at least two F-16 fighter jet aircraft with no less then seven of such aircraft being the optimum number of F-16 fighter jet aircraft. We do not have formal agreements to acquire or lease these aircraft, but based on recent negotiations, we anticipate that these aircraft will cost at least $5,500,000 each, or a total of $11 Million to $38.5 Million in order to be fully operational. We may also utilize other fourth generation military aircraft for our F-16 Training Contract which we anticipate will cost less then the F-16 aircraft based on the purchase price paid for the MiG 29 aircraft in December of 2005. Alternatively, if we do not have the capital to acquire or finance these aircraft we will have to lease these aircraft. We have not yet entered into any formal arrangements to lease these or any other aircraft and are not aware if these aircraft are available for lease from third parties. Even if we are able to identify leasing agents, we anticipate that a lease arrangement will also entail a capital commitment.

We do not have adequate capital to purchase or lease these aircraft at this time or any financing commitments for the foregoing. If traditional acquisition financing cannot found we will seek alternatives including a possible sale of debt or equity securities.

Employees

We currently have 6 full time and 12 part time employees. From time to time we have retained a number of independent consultants to assist us in developing our safety, maintenance and parts programs and to develop our curricula. We do not anticipate the hiring of new employees until we complete the acquisition of the F-16 aircraft and we are prepared to accept tasking orders under our contracts. However, we anticipate retaining consultants from time to time in order to complete development of our parts, maintenance and safety programs. We anticipate that after such time in order to operate our business of providing flight training and aircraft services relating to F-16 fighter jet aircraft, we will need to hire new employees and members of management. These new management personnel will include a director of logistics, a chief of maintenance, a director of administration, and a security director. We will also need certified flight instructors, maintenance and line personnel sufficient to manage our aircraft flight operations and program managers with military experience.

While we have interviewed and met with multiple candidates for the these positions, we do not intend to hire anyone until the needs of our operations require such expenditures. We believe that the annual number of retiring military flight instructors and mechanics is sufficient to enable us to find qualified training and maintenance personnel.

Off Balance Sheet Arrangements

See Item 2.03 above, the provisions of which are incorporated by reference herein.

PROPERTIES

TADS offices and other facilities are located at the Grayson County Airport in Sherman-Denison, Texas pursuant to the Sublease, which facility was formerly occupied by AeroGroup. Its properties are subleased. Additional information about this sublease and the property itself can be found in Item 2.01 above, the provisions of which are incorporated herein by reference. The Company’s address is 5501 Airport Drive, Denison Texas 75020, Telephone
Our auditors have expressed substantial doubt in their report on our financial statements about our ability to continue business.

Our auditors have included an explanatory paragraph in their report on our consolidated financial statements for the year ended December 31, 2005, indicating that there is substantial doubt regarding our ability to continue as a going concern. The financial statements included elsewhere in this current report do not include any adjustments to asset values or recorded liability amounts that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment in our company. We will therefore need immediate additional substantial capital in order to continue to operate.

We have a history of losses since our inception, we expect future losses, do not have any revenues and we may never achieve or sustain profitability.
We have incurred net losses each year since our inception and have had accumulated losses of approximately $15,580,000 through December 31, 2005 and approximately $33,854,000 through September 30, 2006. Additionally, we have only one viable contract, the F-16 Training Contract, which we can not perform services under until we acquire or lease additional aircraft and complete our parts, maintenance and safety programs.

We have a significant amount of secured and unsecured indebtedness. We have substantial debt interest payments under our Investor Notes, Additional Notes, Secured Daniels Note and Cambar Note. We do not have revenues and will likely be in default if we do not earn revenues or raise additional capital to repay these debts.

We have been funded to date primarily from the sales of convertible promissory notes and warrants. Additionally, the AeroGroup Assets were acquired with a purchase money note of $2.2 Million issued to Cambar Associates. These significant amounts of indebtedness are required to be repaid. Interest on the Investor Notes and Additional Notes are paid quarterly. We are likely to be in default in a substantial portion of this indebtedness in the near future if we are not able to raise additional capital to repay them.

Additionally, all of the foregoing indebtedness, is convertible at prices ranging between $.15 and $1.00 per share, while our current share price is far above this. This may act as a deterrent for future investors who wish to invest in the company.

We expect to continue to incur net losses until at least the third quarter of our fiscal year 2007 and these losses may be substantial. To implement our business strategy, we will have to incur a high level of fixed operating expenses and we will continue to incur considerable business development expenses and capital expenditures relating to our acquisition or lease of aircraft and development of our parts, maintenance and safety programs. Accordingly, if we are unable to generate substantial revenues and positive cash flows we will not achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis. We are therefore dependant on our ability to raise substantial additional capital as further discussed herein.

Our business is capital intensive and we will require substantial additional capital in order to become operational.

We will need to import our two existing MiG 29 aircraft from the Ukrain and acquire or lease additional aircraft in order to become operational. The operation of jet aircraft is highly capital intensive. Additionally, we are required to invest substantial additional capital through April of 2007 in order to develop our parts, maintenance and safety programs. We do not have any commitments for additional financings and no assurance can be made that we will be able to secure such financing commitments.

Our success is dependent on our ability to locate, acquire, import and operate, used F-16 fighter jet aircraft or other fourth generation military aircraft, which are difficult to find and expensive.

Our existing and current prospective contracts require, among other things, that we first acquire at least two to five additional operating F-16 fighter jet aircraft or other fourth generation fighter jet aircraft (e.g. Su-27s, F-15, F-16, or MiG 29 or Mig 31 aircraft) before we can be called upon to perform services. We have entered into negotiations with the air forces of several NATO aligned European countries that have expressed an interest to selling these aircraft, however, a number of impediments exist to our ability to acquire these aircraft:

•	we do not have financing arranged to acquire these aircraft, which we estimate will cost at least $5,500,000 each (plus ferry, mechanical and maintenance costs and repairs),

•	we have negotiated but have not entered into, formal contracts for the acquisition of these and other aircraft,.

•	we may encounter unexpected government regulation imposed by policymakers that would make the trafficking of these military aircraft more difficult,

•	others may bid for or acquire aircraft from our sources, thereby increasing our purchase price and/or limiting the number of aircraft available to us.

If we are not able to afford the acquisition of these aircraft, we will have to attempt to find leasing companies willing to lease these aircraft. We have not identified any such leasing sources and no assurance can be made that we will be able to do so. Moreover, even a lease will require a substantial capital commitment.

We currently do not have any financing commitments and no assurance can be made that we will be able to obtain such commitments or raise sufficient capital to acquire, import, operate and maintain in airworthy condition, our aircraft or that we will be able to enter into definitive agreements to acquire these aircraft with our prospective vendors.

No assurance can be made that we will be able to acquire the modern aircraft necessary to the operation of our business. Additionally, even if we acquire the necessary aircraft they must be modified for our purposes. No assurance can be made that we will be able to successfully implement our acquisition strategy for these aircraft, or, if we do acquire the aircraft, that we will be able to maintain and operate them efficiently.

Our business plan is based on an unproven business model and limited or no public information is readily available for civilian companies that provide military flight training.

All efforts that were previously initiated by us in an attempt to develop a viable business plan have been abandoned in light of the acquisition thereby of the AeroGroup Assets and AeroGroup’s business. In place thereof, the we have adopted as a new plan of operations the strategy that has been developed and evolving since 2002. To date, implementation of our business strategy relating to civilian training of military personnel has been limited, with only one contract and several subcontracts having been entered into. Accordingly, our business and operations should be considered to be in the development stage, subject to all of the risks inherent in the establishment of new business ventures. There can be no assurance that our intended business and operations will be successful. Any future success that we might enjoy will depend upon many factors including factors which may be beyond our control, or which cannot be predicted at this time. We may encounter unforeseen difficulties or delays in the implementation of our business plan. There can be no assurance that such difficulties or delays will not have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in us.

We can also be adversely affected by a number of external factors, such as conditions prevailing in the securities markets and/or the economy generally. Consequently, an investment in the Company is highly speculative and no assurance can be given that purchasers of our securities will realize any return on their investment or that purchasers will not lose their entire investment.

Recent Securities and Exchange Commission interpretations of rules relating to registration of securities acquired in private placements could adversely affect the trading market of our common stock or our ability to raise capital.

The company believes that SEC staff has recently taken the position with respect to recently filed shelf registration statement filings covering selling shareholder stock that if a large percentage of the company’s outstanding restricted securities are being registered, those selling shareholders are deemed to be underwriters who must sell into the market at a fixed price. In addition, for selling shareholder shelf offerings related to stock underlying convertible securities, we believe some of the staff has indicated in comment letters that the registration statements cannot be filed until the convertible security has been converted. The SEC has not issued any specific guidance or interpretation on this issue. However, these positions regarding selling security holders registration statements could severely restrict our ability to raise capital through private offerings. Potential financing sources, such as funds and wealthy private investors, may re-think their investment strategies and not want to invest in small public companies where they are restricted in this manner from liquidating their investments through registration and resale of their securities. As a result, our cost of capital may increase or we may not be able to access private investments at all.

We are currently in a growth-stage and may experience setbacks in business development and expansion.

We are subject to all of the risks inherent in the creation of a new business. As a growth-stage company, our cash flows may be insufficient to meet expenses relating to our operations and the growth of our business, and may be insufficient to allow us to service new and additional contracts.

A majority shareholder, who is also our sole director, has the ability to exert control in matters requiring stockholder approval.

Approximately 81% of our outstanding Common Stock is beneficially owned by Mark Daniels. As a result, he has significant influence and control over all actions requiring stockholder approval, including the election of the board of directors. In addition, he is currently the sole member of the Board of Directors. Through his concentration of voting power, he could delay, deter or prevent a change in control of the Company or other business combinations that might otherwise be beneficial to the other stockholders. In deciding how to vote on such matters, he may be influenced by interests that conflict with other stockholders' interests. The Company is also indebted to him, and that loan is secured by a lien on certain of the Company’s material assets.

We may not be able to acquire additional aircraft or training equipment when we elect, which may limit our ability to enter into new contracts or which may prevent us from performing existing contracts.
number 903-786-5300.

23

RISK FACTORS

We are subject to a number of risks, including those enumerated below. Any or all of these risks could have a material adverse effect on our business, financial condition, results of operations, and cash flows and on the market price of our common stock. Additional risks and uncertainties that we do not presently know about or that we currently believe are immaterial may also adversely impact our business operations. Negative consequences associated with the following risks would likely cause our business, financial condition or results of operations to suffer.

Risks Relating to Our Company
It will be necessary to acquire additional inventory of aircraft and training equipment in order to service existing contracts, as well as those which we may enter into in the future. If we cannot acquire this aircraft and/or training equipment because, for example, we can not obtain financing, or we cannot meet the applicable regulatory requirements of U.S. or foreign governments relating to the acquisition, exportation or importation of such aircraft and equipment, we may not be able perform existing contracts and we may not successfully obtain new contracts. In particular certain of our existing contracts require us to have an F-16 jet fighter aircraft which we do not currently have. If we do not acquire the F-16 we will not be able to perform under those contracts. If we fail to perform existing contracts, they may be cancelled. If any of these agreements do not give us the right to cancel the contract, our failure to perform may be found to be a breach of the agreement and we may be required to pay damages or penalties.

Certain of our potential foreign customers may not be able to obtain U.S. Government consent to training in the U.S.

In the event that any foreign country wishes to engage us for training services in the U.S., they must obtain the approval of the U.S. government. If they are not able to obtain such approval, they may not be able to retain our services. This may restrict the size of our market and our ability to enter into new contracts, and adversely affect the revenue we can generate.

The auditors of AeroGroup’s financial statements have found certain deficiencies in the reports for the years ended 2005 and 2004.

n connection with the audit of the financial statements for AeroGroup, Incorporated for the year ended December 31, 2005 and the review of the financial statements for the nine months ended September 30, 2006, the auditors for AeroGroup communicated to AeroGroup's board of directors, the existence of material weaknesses in the internal controls related to financial reporting. Specifically, they communicated the occurrence of significant adjusting journal entries, principally related to the accounting for derivative instruments , and deficiencies related to disclosures in the notes to the financial statements. In connection with our plan of operations during the next twelve months, we plan on hiring a full time CFO, adding additional accounting staff and strengthening the internal controls over our financial reporting.

The loss of the services of key personnel would adversely affect our business, and could cause us to loose our government permits or contracts.

Our future success depends to a significant degree on the skills, experience and efforts of our executive officers, particularly our senior management and staff. Specifically, and without limitation, we do not currently have any employment agreements with Mark Daniels, Gen. Charles Searock or Victor Miller. Loss of any one of the services of any one of these employees would be detrimental to our overall business. We also depend significantly upon our skilled training staff and mechanics. The specialized nature of our military flight and in-air refueling training businesses require our training staff to have specialized skills and expertise. In order to maintain our aircraft we need specially trained jet mechanics. If we are not able to obtain and retain personnel with the appropriate skill and licensing, we may not be able to fulfill our obligations under our contracts and it may limit our ability to enter into future contacts, if we do not have the employees necessary to fulfill them.

Because there are a limited number of suppliers, we may not be able to acquire aircraft or replacement parts necessary for the operation of our business.

In order to operate our business, we must have sufficient aircraft in operating condition to fulfill our contractual obligations. The aircraft and replacement parts which we need in order to operate our business are manufactured in only a few locations by a limited number of manufacturers. If any of those manufacturers ceases to manufacture required replacement parts, or we cannot obtain those parts because, for example, restrictions are placed upon the export and import of those parts, and we are otherwise not able to obtain such parts in the open market, we may not be able to keep our aircraft in operating condition. In addition, if we cannot replace aircraft when we need to or expand our fleet when we wish to, it will negatively affect our ability to perform our contracts, and to enter into new contracts. As a result, not only may existing revenue potential decrease, we will not be able to expand our business.

We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our revenue and increase our costs.

Some of our contracts may not be fully appropriated when entered into and may be subject to future legislative appropriations. Legislatures may appropriate funds for a given program on a year-by-year basis, even though contract performance may take more than one year. As a result, the contract may only be partially funded, and additional funding is normally committed only as appropriations are made in each subsequent year. These appropriations, and the timing of payment of appropriated amounts, may be influenced by, among other things, the state of the economy, competing political priorities, curtailments in the use of government contracting firms, budget constraints, the timing and amount of tax receipts and the overall level of government expenditures. If appropriations are not made in subsequent years of a multiple-year contract, we may not realize all of our potential revenues and profits from that contract.

If we are unable to accurately estimate and control our contract costs, then we may incur losses on our contracts, which may result in decreases in our operating margins and in a significant reduction or elimination of our profits.

      It is important for us to control our contract costs so that we can maintain positive operating margins. We anticipate that the nature of our flight training contracts will provide for fixed hourly fee payments to us for flight time. Additionally, parts and fuel may be requested under a “cost-plus” contract. Under cost-plus contracts, which may be subject to contract ceiling amounts, we are reimbursed for allowable costs and fees, which may be fixed or performance-based. If our costs exceed the contract ceiling or are not allowable under the provisions of the contract or any applicable regulations, we may not be reimbursed for all our costs. Under fixed-price contracts, we receive a fixed price per hour of flight operations regardless of what our actual costs will be. Additionally, we may be penalized if the percentage of aborted flights during any month exceed a percentage (for example 10%) of the actual flight hours. Consequently, we realize a profit on fixed-price contracts only if we control our costs and prevent cost over-runs on the contracts. Under each type of contract, if we are unable to control costs, we may incur losses on our contracts, which may result in decreases in our operating margins and in a significant reduction or elimination of our profits.

If we fail to timely complete, miss a required performance standard or otherwise fail to adequately perform on a contract above a specified percentage, then we may incur a loss on that contract, which may affect our overall profitability.

Our contracts will likely require us to be available with our aircraft and training personnel at a particular time and place. If we fail to be present on a timely basis and a training exercise needs to be aborted, we may not be paid for such tasking.

Our future revenues depend on our ability to consistently bid and win new contracts and renew existing contracts and, therefore, our failure to effectively obtain future contracts could adversely affect our profitability.

Our future revenues and overall results of operations require us to successfully bid on new contracts and renew existing contracts. Contract proposals and negotiations are complex and frequently involve a lengthy bidding and selection process, which is affected by a number of factors, such as market conditions, equipment availability and required governmental approvals. If negative market conditions arise or if the required governmental approval, we may not be able to pursue particular projects, which could adversely affect our profitability.

We previously operated as a mining company and may have liabilities associated with that business.

We were incorporated in Nevada in July, 1998 under the name Natalma Industries, Inc. for the purpose of engaging in the exploration and development of mining properties. We were unsuccessful in locating a joint venture partner to assist us in the development of our mining claims. As a result, we were unable to pay for and perform the exploration and development required in our agreement with the owners of our properties and we lost our rights to our mining claims. We then determined that it was in the best interest of our shareholders that we seek potential operating businesses and business opportunities with the intent to acquire or merge with another business, which led to the AeroGroup Acquisition. While we are no longer engaged in the mining business, we could incur unanticipated liabilities relating to our previous operations such as claims relating to violations of environmental law or claims for property damage or personal injury.

Risks Relating to Government Contractors and Flight Training Services

As a government contractor, we may be subject to audit and review on certain of our contracts. A negative outcome of any such audit and review could have a negative impact on our business and results of operation.

As a government contractor, we are subject to a number of procurement laws, regulations and government audits; a violation of any such laws and regulations could result in sanctions, contract termination, forfeiture of profit, harm to our reputation or loss of our status as an eligible government contractor. These laws and regulations affect how we transact business with our clients and in some instances, impose additional costs to our business operations. Even though we take precautions to prevent and deter fraud and misconduct, we face the risk that our employees or outside partners may engage in misconduct, fraud or other improper activities. Government agencies, such as the U.S. Defense Contracting Audit Agency (“DCAA”), routinely audit and investigate government contractors. These government agencies review and audit a government contractor’s performance under its contracts and cost structure, and compliance with applicable laws, regulations and standards. We can provide no assurance that the DCAA or other government audits will not result in material disallowances for incurred costs in the future. Government contract violations could result in the imposition of civil and criminal penalties or sanctions, contract termination, forfeiture of profit, and/or suspension of payment, any of which could make us lose our status as an eligible government contractor. We could also suffer serious harm to our reputation, which would have a negative impact on our revenue and profitability and could have a negative effect on our reputation and ability to procure other government contracts in the future.

Significant existing or additional governmental regulation could subject us to unanticipated delays and costs, which would adversely affect our revenues.

Nearly every aspect of our business is highly regulated. We are subject to compliance with regulatory rules imposed by aviation authorities, the acquisition of aircraft in foreign jurisdictions may be regulated in those jurisdictions, and the import of those aircraft into the U.S. is regulated in the U.S. These laws and regulations may change without notice, resulting in disruptions to our operations. Additional laws and regulations that are applicable to our business may be enacted. The interpretation of any future laws, regulations, applications or enforcements or changes in the interpretations or enforcement of existing law or regulation and their effect on our business cannot be predicted. Any changes imposed by a regulatory agency, including changes imposed by aviation authorities such as the U.S. Federal Aviation Administration to safety standards, could require us to make unplanned modifications to our services or may result in delays or cancellations of contracts, all of which could have a materially adverse effect on our operations and financial condition. Moreover, if we do not comply with existing or future laws, we could be subject to enforcement actions by U.S., as well as foreign governments. We could incur fines or civil penalties; we could be subject to injunctions prohibiting us from taking certain actions necessary to the operation of our business; it may be recommended that we not be allowed to enter into government contracts; and/or we may be subject to criminal prosecution.

In addition, our operations include the use, generation, storage, handling and disposal of hazardous materials. New laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur substantial costs in the future which could have a materially adverse effect on our financial condition and results of operations.

We are subject to fluctuations in military spending and a downturn in such spending could result in a decrease in our anticipated future revenues.

We derive most of our revenue from sales to military customers in the United States. We also may wish to enter into contracts with military customers in other countries. The termination of funding for a government program could result in a loss of the anticipated future revenue attributable to that program, which could have a negative impact on our operations. While spending authorization for defense-related programs has increased in recent years due to greater homeland security and foreign military commitments, as well as the trend to outsource federal government jobs to the private sector, these spending levels may not be sustainable. Future levels of expenditures and authorizations for these programs may decrease, remain constant or shift to programs in areas where we do not provide services. As a result, a general decline in U.S. defense spending could harm our operations and significantly reduce our future revenues.

We face competition in our industry, and many of our competitors have substantially greater experience and resources than we do.

The markets in which we sell our simulation training services are highly competitive, with new entrants emerging and positioning themselves to take advantage of our market. Some of our competitors are larger than we are and have greater financial, technical, marketing, manufacturing and distribution resources. In addition, some competitors have well-established relationships with aircraft manufacturers, airlines and governments which may give them an advantage over us in winning contracts with these organizations. We obtain most of our contracts through competitive bidding processes that subject us to the risk that we will expend substantial time and effort on proposals for contracts that may not be awarded to us. We cannot assure investors that it will win competitively awarded contracts.

Liability claims from casualty loss could cause us to incur significant payment obligations.

We may be subject to liability claims arising out of accidents or disasters involving our aircraft, including claims for serious personal injury or death. While some of our government contracts allocate the risk of loss from an aircraft accident to the government entity with whom we have contracted, those entities have not assumed one hundred percent of the risk. If an accident is found to have occurred as a result of our negligence or wrongful act, such as a failure to properly maintain our aircraft, or if it occurs at a time other than during training exercises, we might be found liable and might have to pay significant damages to others for their losses. We cannot be certain that our insurance coverage will be sufficient to cover one or more substantial claims.

Risks Relating to Our Securities

We have a large number of notes and warrants outstanding, all at prices below our current trading price. Therefore, investors in the Company’s common stock could experience immediate and substantial dilution from the conversion of these notes or exercise of these warrants.
We have assumed over $8 million in outstanding indebtedness, convertible primarily at prices ranging between $.15 per share and $.50 per share, with certain, more recently issued indebtedness being convertible at $1.00 per share or less, depending on the trading market for our securities. These notes are convertible into approximately shares of TADS Common Stock. Additionally, we have assumed warrants to acquire over 23 million shares at similar prices. Therefore, shareholders who acquire our stock at current market prices may suffer substantial dilution in the event that such noteholders and warrantholders elect to convert their notes or exercise their warrants.
Additionally, the overhand from convertible notes and warrants with low conversion prices and exercise prices could cause resistance in the marketplace for our common stock and prevent our stock price from increasing.

There is no established public trading market for our securities and one may never develop. This could adversely affect the ability of investors in our Company to sell their securities in the public market.

Even though our shares of Common Stock are expected to continue to be quoted on the NASD’s OTC Bulletin Board, or OTCBB, we cannot predict the extent to which a trading market will develop or how liquid that market might become. Accordingly, holders of our Common Stock may be required to retain their shares for an indefinite period of time.

The OTCBB is an inter-dealer, over-the-counter market that provides significantly less liquidity than stock exchanges. Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers, as are those for the exchanges. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of Common Stock may be unable to resell their securities at or near their original acquisition price or at any price. Market prices for our Common Stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to future offering;

•	changes in interest rates;

•	competitive developments, including announcements by our competitors;

•	new services or significant contracts, acquisitions;

•	strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	change in financial estimates by securities analysts;

•	the depth and liquidity of the market for our Common Stock;

•	investor perceptions of us and of the aviation military training industry generally; and

•	general economic and other national and international conditions.

Our Common Stock is considered a "penny stock" and may be difficult to sell.

Our Common Stock is currently quoted on the OTCBB, and trades below $5.00 per share; therefore, our Common Stock is considered to be a “penny stock” and, as such, the market for our Common Stock may be further limited by certain SEC rules applicable to penny stocks. To the extent the price of our Common Stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our common shares will be subject to certain “penny stock” rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors. For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

We may not be able to borrow money when we need or wish to because our significant assets are subject to a lien securing an outstanding indebtedness to our majority stockholder and because a covenant in one of out outstanding debt instruments does not permit us to borrow money without that lender’s consent. We also face the risk of losing our assets in foreclosure of the lien on them if we default on our loan.

We are indebted to our majority shareholder and that loan is secured by a lien on our significant assets. If we defaulted on the loan, those assets may be foreclosed upon and we will not have the assets necessary for the operation of our business. We might not be able to fulfill our existing or future contracts.

In addition, even if we do not default on the loan, the presence of a lien on our assets may prevent us from obtaining financing elsewhere. Both institutional lenders and private lenders may only be willing to lend us money if they have a first lien on our assets. If our majority shareholder does not subordinate or release his lien, we may not be able to obtain other loans if required.

We also have issued an 8% Convertible Debenture to Davenport Reserve Holding, LLC which contains a covenant that prohibits us from borrowing money other than indebtedness existing at the time of the debenture, trade payables, borrowings in the ordinary in the ordinary course of business and for general corporate purposes or borrowings to repay the debenture.

We do not intend to pay dividends in the near future, if at all.

We do not intend to pay any dividends and we do not foresee making any cash distributions in the manner of a dividend or otherwise. Our board of directors presently intends to follow a policy of retaining earnings, if any. In addition, the 8% Convertible Debenture held by Davenport Reserve Holding, LLC which we assumed in the AeroGroup Acquisition prohibits us from making any distribution to our stockholders without their consent. Even if we had funds to declare and pay dividends, we could not do so without Davenport Reserve’s consent.

Our anticipated cash requirements are significant and we may attempt to raise capital through the issuance of Common Stock, a series of preferred stock or we may incur debt or issue other securities convertible or exercisable into out stock resulting in dilution of our existing shareholders’ ownership of the Company.

Because we anticipate our current cash on hand and revenue from operations may not be sufficient to fund our anticipated needs, we may attempt raise capital through a private offering of securities. The issuance of significant amounts of equity or instruments convertible or exercisable into equity will dilute the ownership interest of our existing stockholders.

To the extent we finance the acquisition of our aircraft and training equipment, we may be subject to loan covenants restricting the conduct of our business, or loss of assets used as collateral if we default on a loan.

We intend to finance the acquisition of our aircraft and training equipment by borrowing from lenders, including banks. Typically, such financing requires us to agree to certain negative and affirmative covenants which may limit the way in which we conduct our business. In addition, if we breach any of these covenants we may be declared in default and be required to repay the outstanding balance of such loans. If we fail to pay such amounts when due, upon acceleration or otherwise, any assets which were used as collateral for the loans could be foreclosed upon by our lenders, which may prevent us from performing some or all of our contracts.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding Common Stock beneficially owned on December 18, 2006 for (i) each stockholder known by the Company to be the beneficial owner of five (5%) percent or more of our issued and outstanding Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. Prior to closing, there were 3,925,855 shares of TADS Common Stock issued and outstanding. As of the date of the filing of this report, and as a result of the issuance of 14,989,800 shares under the AeroGroup Acquisition, there were 18,915,655 shares of our Common Stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Derick Sinclair (2)	1,000,000	5.2%
1550 Ostler Court
N. Vancouver, B.C.
Canada V7G 2P1

Mark Daniels(3)	17,189,800 (4)(5)	81.41%

Lt. Gen (ret) Charles Searock(3)	-0- (5)	*

John Riley Farley (3)	-0- (5)	*

Officers and Directors
as a Group (per person)		86.61%
*Indicates ownership of under 5%.

(1) In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of securities which the person has the right to acquire beneficial ownership within of (60) days.

(2) Prior to the AeroGroup Acquisition, Mr. Sinclair’s ownership represents approximately 25% of the Company’s shares. After the issuance of Common Stock to AeroGroup in connection with the AeroGroup Acquisition, Mr. Sinclair’s ownership will constitute beneficial ownership of approximately 5.2% of TADS Common Stock.

(3) Addresses c/o AeroGroup Incorporated, 5501 Airport Drive, Denison Texas 75020.

(4) Indicates shares indirectly beneficially owned by Mr. Daniels which shares were issued to AeroGroup upon closing of the AeroGroup Acquisition.

(5) Includes (1) 2,200,000 shares which are issuable upon conversion of the Secured Promissory Note at $.50 per share, within the next 60 days and (ii) 14,989,800 shares of Common Stock owned by AeroGroup Incorporated over which Mr. Daniels has voting and dispositive power. Excludes (i) 2,444,013 shares underlying the Unsecured Daniels Note or 4,366,602 (plus shares underlying interest) and (ii) 2,444,013 shares issuable in exercise of a warrant acquired by Mr. Daniels, which Note and Warrant are not convertible or exercisable within the next 60 days.

Other then as discussed above for Mr. Daniels, there are currently no options, warrants, rights or other securities conversion privileges granted to our officers, directors or beneficial owners and no plans to issue any such rights in the future.

MANAGEMENT

The following table sets forth certain information regarding our directors and executive officers as of December 15, 2006.

Directors and Executive Officers

The following table identifies our directors and executive officers as of December 15, 2006.

Name	Age	Position
Mark Daniels	41	Director, Secretary and Treasurer, Principal Financial Officer and Principal Executive Officer
Charles Searock	70	President
John Riley Farley	57	Vice President

Mark Daniels. Mr. Daniels was appointed as the sole director and Chairman of the Company and as its Chairman, Secretary and Treasurer on August 22, 2006. Currently, and since 2002, Mr. Daniels has been the sole board member, President and the Chief Executive officer of AeroGroup. Prior to that time, and since 1998, Mr. Daniels was Vice President and a Manager of Global Aviation Associates, Inc., a Florida based aircraft leasing company that leased military and non-military aircraft to government and commercial contractors. Between 1988 and 1998, Mr. Daniels was President and founder of National Search Services, Inc, an investigative services company. Between 1999 and 2002, Mr. Daniels was elected as a director of the National Aviation Museum, a Not-For-Profit corporation located in Oklahoma, where Mr. Daniel’s primary responsibility was the acquisition and importation of military fighter aircraft. Mr. Daniels is primarily responsible for the development of AeroGroup’s business as an aviation government contractor to outsource fighter aircraft for training and other purposes to the U.S. Government and other countries. Mr. Daniels is also an inventor, having authored numerous patents directly related to utility and methods of military type aircraft. Certain of these patents are owned by AeroGroup and were acquired as part of the AeroGroup Acquisition.

Lt. General (Ret.) Charles Searock. Mr. Searock was appointed President of the Company effective August 22, 2006. From December 1996 through his retirement in August 2001, Mr. Searock was Chief Executive Officer of Dynasil Corp. Mr. Searock entered the Air National Guard in 1954 and entered the U.S. Air Force in 1956 and served as Commander of the 380th and 393rd Bombardment Squadron and in numerous other distinguished capacities and officer positions until his retirement from the military in 1993. Prior to his retirement, he attained the rank of Lt. General. Mr. Searock holds numerous airmen ratings and aircraft type ratings for both civilian and military aircraft and has over 7,000 flying hours. Mr. Searock earned his Bachelor of Science degree in 1954 from the University of Nebraska at Omaha.

John Riley Farley. Mr. Farley was appointed as Vice President of the Company on August 22, 2006. Prior to such time, and since 1998, Mr. Farley has been a manager of Area Wide Realtors Inc., a commercial and residential real estate development and finance firm. Between 1980 and 1997 Mr. Farley served in various executive capacities of First National Bank of Whitewright (Sherman, Whitewright and Dennison branches), where he was eventually appointed as President and Chief Executive Officer. Prior to such time, Mr. Farley founded and operated his own livestock feed corporation in Texas. Mr. Farley Served in the Air Force Reserve at Carswell Air force Base -336th Squadron, between 1970 and 1976 when he was Honorably Discharged.

The directors of the Company do not receive any compensation for their services as members of the Board of Directors, but are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors’ meetings. Our by-laws also provide that they may be paid a fee for their services as directors, although we do not currently pay such fees. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

Audit Committee

Because we are not an issuer listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association, we are not required to have an audit committee. Although we hope to have an audit committee established at some time in the near future, we have not done so yet. Since we have not established such a committee, we have not identified any member of such a committee as a financial expert. Our board of directors currently consists of one member, Mr. Mark Daniels. Accordingly, we do not have any audit committee financial expert or independent person on our board of directors.

Family Relationships

None.

Involvement in Certain Legal Proceedings.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to report their initial beneficial ownership and any subsequent changes in that beneficial ownership of our securities to the Commission. Directors, executive officers and beneficial owners of more than 10% of our Company’s common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Messers. Daniels and Searock have each timely filed a Form 3 upon appointment to their respective officer positions in August of 2006, however, Mr. Farley filed one late report as a result of his appointment. However, we expect that the persons who have since the closing of the AeroGroup Acquisition become subject to the reporting obligations of Section 16(a) of the Exchange Act will file all requisite reports with the Commission on a timely basis.

Code of Ethics

To date, we have not adopted a Code of Ethics as described in Item 406 of Regulation S-B. Given our recent acquisition of AeroGroup’s assets, we have not yet had the opportunity to adopt a code of ethics. However, we intend to adopt a code of ethics as soon as practicable.

EXECUTIVE COMPENSATION
&
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The AeroGroup Acquisition

At the time of the AeroGroup Acquisition, Mark Daniels, a controlling shareholder of AeroGroup was serving as our sole director and as Secretary and Treasurer. Mr. Daniels became a director and officer on August 22, 2006 in order for us to secure the government licenses required to be obtained as a condition to closing the AeroGroup Acquisition. At the time we and the AeroGroup negotiated and entered into the Asset Purchase Agreement, Mr. Daniels was not an officer, director or affiliate of us.

Mr. Daniels will continue to serve as our director and officer following the closing of the AeroGroup acquisition. As a result of the Aero Group Acquisition, AeroGroup acquired a controlling interest in TADS. Mr. Daniels is a controlling shareholder in AeroGroup and has voting and dispositive control over its TADS stock. As a result, Mr. Daniels is the beneficial owner of AeroGroup's TADS stock and owns a 81% indirect beneficial interest in TADS as of the closing of the AeroGroup Acquisition.

As consideration for the AeroGroup Acquisition, TADS assumed notes and warrants held by Mr. Daniels as follows:

•	TADS assumed the Secured Daniels Note;
•	TADS entered into the Daniels Security Agreement;
•	TADS assumed Investor Notes held by Mr. Daniels in the aggregate original principal amount of $366,602.04;
•
TADS assumed Warrants to acquire stock in AeroGroup, which Warrants will now be exercisable for the acquisition of 2,444,014 shares of Common Stock. The Warrants are exercisable at an exercise price of $.15 per share. They are immediately exercisable and have a warrant exercise term of five years. The warrants were issued between April 1, 2003 and November 12, 2005.

The terms and conditions of the foregoing instruments and agreements are described above under the heading “Material Agreements Assumed and Entered Into” under Item 2.01.

Mr. Daniels is a majority stockholder of AeroGroup Incorporated. As a result of the AeroGroup Acquisition, TADS assumed AeroGroup’s obligations to issue shares of AeroGroup common stock pursuant to the convertible notes and warrants of AeroGroup. Conversion of those convertible securities prior to the Closing Date would have resulted in a dilution of Mr. Daniels stock in AeroGroup, Incorporated, which will no longer be the case.

Mr. Daniels also owns a controlling interest of 51% of the issued and outstanding stock of International Tactical Training Center, Inc. who is the Sublandord in the Sublease.

Acquisition of Aircraft and Simulator Assets from Entities owned by Mr. Daniels.

In June of 2006, AeroGroup acquired substantially all of the assets of three limited liability companies owned by Mr. Daniels, OneSource Financial Holdings, LLC, Genesis Capital Services, LLC, and Resource Financial Holdings, LLC. These assets (the “Daniels Assets”) included two MiG 29 fighter jets and four full motion aircraft flight simulators. The Daniels Assets were acquired by AeroGroup in exchange for the assumption by the AeroGroup Subsidiaries of certain indebtedness incurred by Daniels in connection with his acquisition of these assets and certain other consideration. These assets were appraised by a certified aircraft appraiser and AeroGroup believes that the acquisition of these assets from Daniels was on terms that were no less favorable to it then if the Company had attempted to acquire these assets in the open market.

The Daniels Assets are part of the AeroGroup Assets acquired by the Company in the AeroGroup Acquisition.

We do not currently have any employment agreement in place with Mr. Daniels or with any other executive officer.

We believe that we have executed the AeroGroup Acquisition and all of the related transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties on an arms-length transaction. Additionally, all of the foregoing transactions have been approved by both a majority of the board and a majority of disinterested directors. It is our intention to ensure that all future transactions including loans or any other transactions or commitments between us, our officers and directors and their affiliates are approved by a majority of the board of disinterested board members, and are on terms obtained at an arms-length transactions that are no less favorable to us than we could obtain from unaffiliated third parties. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties.

LEGAL PROCEEDINGS

TADS is not a party to any pending litigation or legal proceeding and to our knowledge, none is threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The TADS common stock is quoted on the Over-the Counter Bulletin Board, a service maintained by the National Association of Securities Dealers, Inc., under the symbol, "TADF.OB". Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions.

Fiscal Years:
2006	High	Low
December 15, 2006
September 30, 2006	$4.00	$2.00
June 30, 2006	$5.37	$1.80
March 31, 2006	$3.96	$1.50
2005
December 31, 2005	$1.60	$0.55
September 30, 2005	$1.56	$0.45
June 30, 2005	$0.80	$0.45
March 31, 2005	$0.80	$0.46
2004
December 31, 2004	$0.70	$0.37
September 30, 2004	$0.74	$0.47
June 30, 2004	$1.06	$0.60
March 31, 2004	$3.00	$0.56

As of November 14, 2006 there were approximately 21 record holders of TADS outstanding Common Stock.

We have not declared or paid dividends to our stockholders during this or our two most recently completed fiscal years. We do not anticipate that we will pay dividends any time in the near future. In addition, the 8% Convertible Debenture held by Davenport Reserve Holding, LLC which we assumed in the AeroGroup Acquisition prohibits us from making any distribution to our stockholders without their consent. Even if we had funds to declare and pay dividends, we could not do so without Davenport Reserve’s consent.
Shareholders of AeroGroup will not be issued any of the shares issued to AeroGroup itself. Additionally, any such distribution is likely to require registration under the Securities Act.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 3.02, the provisions of which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the provisions of Nevada Revised Statutes, or NRS, 78.7502, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

Pursuant to the provisions of NRS 78.7502, every Nevada corporation also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit, or proceeding, the NRS provides that such person must be indemnified by the corporation against expenses including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation’s stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or under certain circumstances, by independent legal counsel.

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent provided by the Nevada corporations law; provided that we may condition the payment of indemnification claims made prior to the final disposition of a proceeding on the officer or director providing us with an undertaking that he or she will reimburse us for all payments advanced if it is ultimately established the officer or director was not entitled to indemnification.

In addition, NRS 78.138.7 provides that directors and officers are not personally liable to the corporation or its stockholders for any damages resulting from their breach of fiduciary duties unless it is proven that the act or omission constituted a breach of fiduciary duty and the breach involved intentional misconduct, fraud, or a knowing violation of law.

DESCRIPTION OF SECURITIES

We have recently filed an Amendment to our Articles of Organization to increase our authorized capital from 100,000,000 shares of common stock, $.001 par value per share and no shares of preferred stock to 350,000,000 shares, of which 300,000,000 are common stock, $.001 par value and 50,000,000 shares are blank check preferred stock. As of immediately prior to the Closing of the AeroGroup Acquisition on  December 15, 2006 we had approximately 3,925,855 shares of our common stock issued and outstanding with 18,915,655 outstanding after the AeroGroup Acquisition. We have no shares of preferred stock issued or reserved for issuance, and our board of directors has never designated the rights, preferences or privileges of an preferred stock.

Common Stock

The following statement is a brief summary of certain provisions relating to our common stock:

Dividends. The holders of common stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefore.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled, subject to the rights of holders of our preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Conversion. The holders of common stock have no conversion rights and they are not subject to further calls or assessments by us.

Preemption. The holders of common stock have no preemptive rights and they are not subject to further calls or assessments by us.

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote.

Preferred Stock

The board may issue from time to time, one or more classes of preferred stock, in one or more series, each with liquidation preferences, voting rights, anti-dilution protections, pre-emptive rights or other rights, benefits or privileges that are superior, equal or inferior to the rights, preferences and privileges of the holders of common stock and, that could have the effect of preventing or delaying a change of control, or that would dilute the benefits and rights given to common stock holders in the event of a change of control or in the event of a liquidation. In addition, preferred stock holders may be given rights to veto or approve certain matters without consent of other stockholders or to appoint one or more directors and to approve or disapprove of certain contracts. Currently, the Board has not designated any shares or series of preferred stock and has no present intentions to designate or issue such shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

After the AeroGroup Acquisition, we have changed our auditors as set forth in Item 4.01 as set forth above, the provisions of which are incorporated herein.

On July 11, 2005, we held a Board of Directors' meeting and recommended to our stockholders that we change accounting firms. The decision to change auditors was approved by our Board of Directors and by a majority vote of the stockholders. As a result, on July 11, 2005, Registrant engaged the services of James Stafford, Chartered Accountants, an independent chartered accounting firm, as its principal accountant to audit and certify its financial statements for the balance of the year ended December 31, 2005. Bateman & Co.'s audit report on the financial statements for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with Bateman & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures. Registrant has provided Bateman & Co. with a copy of the disclosures it is making in response to this item and requested they furnish a letter addressed to the Commission stating whether they agree with its statements. A copy of the letter was filed with the Securities and Exchange Committee on Form 8-K as Exhibit 16 on July 14.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. We will provide, at our cost, a copy of our Annual Report on Form 10-KSB upon request of shareholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Audited consolidated financial statements of AeroGroup Incorporated and its subsidiaries for the fiscal years ended December 2004 and 2005 are attached as Exhibit 99.1 to the Form 8-K/A filed on December 21, 2006, which are incorporated by reference herein.

Unaudited consolidated statements of operations, statements of stockholders deficiency and statements of cash flows for the nine months ended September 30, 2006 and 2005 are attached as Exhibit 99.1 to the Form 8-K/A filed on December 21, 2006, which are incorporated by reference herein.

(b) Pro forma financial information. The following pro forma financial information is filed as Exhibit 99.2 to the Current Report filed on December 21, 2006 and is incorporated herein by reference:

1.     The Unaudited Pro-Forma Combined Balance Sheet of Tactical Air Defense Services, Inc. and AeroGroup Incorporated and their subsidiaries, as of September 30, 2006.

2.     The Unaudited Pro Forma Condensed Combined Statements of Operations of Tactical Air Defense Services, Inc. and AeroGroup Incorporated and their subsidiaries for the nine months ended September 30, 2006.

(c) Shell company transactions. Reference is made to Items 9.01(a) and 9.01(b) and the exhibits fied herewith.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

Date: January 29, 2007	By:	/s/ Mark Daniels
Mark Daniels, Chairman, Secretary and Treasurer and Principal Financial Officer and Principal Executive Officer

INDEX TO EXHIBITS

Exhibits	Description
2.1
Amendment No. 3 to dated December 15, 2006, to Asset Purchase Agreement dated of July 14, 2006 by and among Tactical Air Defense Services, Inc., Resource Aviation Financial Holdings, Inc., Genesis Aviation Acquisition, Inc. and OneSource Aviation Acquisition, Inc., as purchasers, and AeroGroup Incorporated, Resource Financial Holding Acquisition, Inc. and OneSource Acquisition, Inc., as sellers. *

3.1	Articles of Amendment To Articles of Incorporation increasing capitalization to 300,000,000 shares of common stock and 50,000,000 shares of blank check preferred stock. *

10.1	Assignment and Assumption of Lease, and lease agreement with respect to hangar, at Grayson County Airport. *

10.2	Form of Investor Notes (duties, conversion prices and maturity dates may vary). *

10.3	Form of Additional Note (duties and conversion prices only may vary). *

10.4	Form of warrant issued to noteholders (duties, exercise prices and expiration dates may vary). *

10.5	Secured Promissory Note in principal amount of $1,100,000 issued to Mark Daniels. *

10.6	Security Agreement with respect to Second Promissory Note issued to Mark Daniels. *

10.7
Solicitation, Offer and Award, between U.S. Army Research, Development and Engineering Command Acquisition Center and AeroGroup Incorporated, with respect to providing flight training at Townsend Range and Savannah Combat Readiness Training Center. *

10.8	Convertible Promissory Note to Chris Beck in principal amount of $250,000. *

16.1	Letter of James Stafford, Chartered Accountants, dated as of January 22, 2007, with respect to disclosure contained in Form 8-K/A.

99.1
Audited consolidated financial statements of AeroGroup Incorporated and its subsidiaries for the fiscal years ended December 2004 and 2005 and unaudited consolidated statements of operations, statements of stockholders deficiency and statements of cash flows for the nine months ended September 30, 2006 and 2005. *

99.2
The Unaudited Pro-Forma Combined Balance Sheet of Tactical Air Defense Services, Inc. and AeroGroup Incorporated and their subsidiaries, as of September 30, 2006 and The Unaudited Pro Forma Condensed Combined Statements of Operations of Tactical Air Defense Services, Inc. and AeroGroup Incorporated and their subsidiaries as of September 30, 2006. *

* Filed as exhibit to Current Report on Form 8-K/A of TADS filed on December 21, 2006 (Date of Event, December 15, 2006).